Material marked with an asterisk has been omitted from this document pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.

OPTION CONTRACT FOR THE AQUISITION OF RIGHTS OF A MINING TITLE

Parties Involved:

Mining Titleholder:	AMERICANA DE MINERALES DE EXPORTACION “AMERALEX S.A.S.”

The Company:	COLOMBIA CLEAN POWER SAS

Mining Title:	MINING CONCESSION CONTRACT FFB-081

Location:	Municipalities of Boavita and La Uvita, department of Boyacá – Colombia.

AMERICANA DE MINERALES DE EXPORTACION S.A.S. (Previously AMERALEX LTDA), a commercial partnership legally constituted in the private document dated August 15, 2006, registered in the Chamber of Commerce of Duitama on August 24, 2006, with the business registration no. 00009311, herein and solely for purposes of the present agreement hereinafter referred to as “AMERALEX”, legally represented by CESAR E. SALGADO B., of legal age, with an address in the city of Duitama, Boyacá, identified as it appears below his signature and as is stated in the Certificate of Existence and Legal Representation issued by the Chamber of Commerce of Duitama (Annex 1) and with the due authorization of the shareholders assembly to enter this agreement (Annex 2) on one part, and CARLOS JULIO SOTO VASQUEZ, of legal age, with an address in Bogotá D.C., identified with the cédula number 70.045.125 issued in Medellín and JAMES ALBERT FLORES, identified with the United States of America passport number 209834913, on the other part, whoever act in their capacity as legal representatives of COLOMBIA CLEAN POWER SAS, a legally constituted partnership in Colombia in private document of the twenty seventh (27th) of May, 2010, registered in the Chamber of Commerce of Bogotá under the business registration number 01998177, Nit. 900.362.160-8 (Annex 3), hereinafter and solely for purposes of the present contract referred to as “CCP” agree to enter the present Option Contract for the acquisition of the rights and obligations derived from the Concession Contract for the Exploration and Exploitation of Coal Mineral Deposits and other concessibles number FFB-081, entered between the Colombian Institute of Geology and Mining, INGEOMINAS and AMERALEX, which will be governed by the clauses reviewed in the current contract, the regulations of the Commerce Code, the Colombian Mining and Environmental regulations, and in matters not provided for them by the applicable rules of the Colombian Civil Code.

I.     CONSIDERATIONS

FIRST. Mining Title. AMERALEX is the sole titleholder of the mining concession contract FFB-081 signed with INGEOMINAS, on July 27, 2006, that authorizes the work of exploration and exploitation of coal deposits, registered in the National Mining Register on the date, twenty forth (24) of May, 2007, in an area of one thousand five hundred and fifty hectares (1,550 Ha), located in the jurisdiction of the Municipalities of Boavita and La Uvita, Department of Boyacá, Republic of Colombia, determined by the coordinates established in the Second Clause of the cited Concession contract, which will be attached forming an integral part of the current contract (Annex 4) and that is currently in the second year of construction and assembly stage.

SECOND. That the Parties have identified certain business opportunities to be realized in relation to the Mining Concession contract FFB-081, and as a consequence have signed a document of Confidentiality on March 18, 2011, with the purpose of furthering conversations for the development of the present legal business.

THIRD. Likewise the Parties have signed a memorandum of understanding on the 23rd of September, 2011, which establishes the minimum conditions for exercising the option on the part of CCP of the acquisition of the rights and obligations derived from the mining title FFB-081.

FOURTH. The Parties declare to have absolute knowledge that under the applicable Colombian mining regulations, a Mining Concession Contract grants rights of exploration and exploitation in a granted area that is the object of option of acquisition in this document, as long as it complies with the requirements established in the applicable laws, especially those which regulate mining activity and environmental regulations.

FIFTH. That CCP has expressed its interest in acquiring the rights and obligations which are derived from the concession contract FFB-081, in the terms and conditions established in the clauses of the current contract.

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SIXTH. That via the current contract, AMERALEX and CCP have agreed to execute the activities which are the subject of the current document and use their best efforts so that: (i) CCP can execute the activities of exploration to establish the reserve of the deposit located in Concession FFB-081 in the terms reviewed in the current contract; (ii) Fully comply with the corresponding regulation during the development of the exploration activities; (iii) AMERALEX carries out all the management needed to obtain the permits and mining and environmental licenses required for the due exercise of the rights granted by the Concession; (iv) The program of geological exploration will be developed with the active participation of AMERALEX; the Parties agree to form a Technical Committee of Exploration, which will have the Geologist Julio Ardila as a technical assessor; (v) CCP agrees to carry out the studies, issue requirements and prepare the documentation needed for the processing and obtaining of the permits and environmental and mining authorizations for the exploration stage and to supply the logistics required for this stage; (vi) AMERALEX may carry out the necessary management to request to the mining authority and other concessibles minerals which may exist within the area of the mining title FFB-081 and will study together with CCP the possibility of relinquishing such areas of the title which are not of interest for the mining project.

II.

III.     DECLARATIONS

Declarations of both Parties:

Each Party declares and guarantees to the other from the date of this Contract that:

a)	They are a duly constituted, organized and legally existing partnership under the laws of its jurisdiction.

b)	It is entitled with all power and authorization to carry out its business and to enter into this Option Contract.

c)	The signing or compliance of this Option Contract, does not conflict with, result in non-compliance with, or speed up the requested compliance of any other contract which they are already a Party of.

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d)	The signing and compliance of this Option Contract does not violate or result in non-compliance of the laws of any jurisdiction applicable to a Party or pertaining to the same of its constitutional documents.

~~e)~~	All stated in the current document will have full force once it is approved by the Board of Directors of COLOMBIA CLEAN POWER & FUELS, Inc. and the Shareholders Assembly of AMERALEX SAS, which is the reason the execution of the exploration stage agreed to be carried out in this contract, will commence with three (3) working days counting from the date when the two partnerships has mutually send an authenticated and apostilled copy of the act or equivalent document of authorization to the legal representative of one another.

f)	This Option Contract constitutes a legal, valid and binding obligation enforceable against such Party in accordance with its terms.

g)	There is no dispute, claim or litigation against the Concession Contract FFB-081, different than the request of legalization of illegal mining referred to in this document.

h)	That to this date they have full knowledge of the existence of the legalization proceedings of illegal mining of the area of the contract FFB-081 that corresponds to the following file numbers of the Colombian Institute of Geology and Mining INGEOMINAS, LCI-14561X, LF9-08061X, LEE-14501X and LES-16021X and that AMERALEX commits to carry out in a diligent manner all the actions and management needed so that such mentioned requests are not accepted.

Mr. CESAR ENRIQUE SALGADO BEJARANO in his capacity as legal representative of AMERALEX declares that:

a) Up to the signing of the present contract AMERALEX has made effective before the Mining Authority all the payments generated in concept of surface rights, as well as establishing the mining and environmental policy of the Mining concession contract FFB-081 demanded by Law in order to maintain the validity of the contract and give compliance to their obligations;

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b) AMERALEX is good standing with the Mining Authority regarding the obligations cited in precedence (annex 5);

c) AMERALEX presented to the Mining Authority the Work and Labor Plan of the contract FFB-081 on March 13, 2008, however pending the presentation of the adjustments made to such mentioned document related to the requirements demanded by INGEOMINAS and the retention request of areas of the mining titles with purposes of exploration.

d) AMERALEX, via Resolution no. 01719 of December 14, 2009, obtained the environmental license from the Competent Authority (CORPOBOYACA) for the development of the construction and assembly work and exploitation of the mining title FFB-081 (annex 5).

e) AMERALEX has obtained and conserved the mining title in a legally valid manner in accordance with the applicable legislation.

f) That while AMERALEX is the titleholder of the mining contract FFB-081 it is made responsible for all the obligations that arise before the state authorities in virtue of the mining, environmental and tributary municipal, departmental and national regulations, or any claim of third parties, public or private.

g) CCP assumes responsibility before AMERALEX for all the legal consequences of environmental damage or damage to third parties caused by CCP and which occur during the development of the exploration program under its control in the area of the mining contract FFB-08, for this purpose they will guarantee to AMERALEX the realization of the necessary procedures to minimize the risk that may affect the ownership of the mining concession contract during the exploration stage, this responsibility will not cover the management and obligations pertaining to the mining title nor the legal consequences derived from the environmental and mining liabilities existing before the execution of the exploration stage.

h) CCP will demand to its contractors that during the exploration stage the construction of extra contractual policies of civil responsibility, with the purpose of covering damage that may be caused to third parties during the execution of this stage.

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i) Inexistence of prior agreements.- AMERALEX states that no prior agreements or negotiations exist that affect or may affect the future of the execution of the current agreement and that from the date of the signing of the current document they will not enter into any agreement or option with third parties regarding the totality or part of the area of the concession contract FFB-081. Likewise that they have not contracted any obligation or commitment which may alter the essence and validity of the referred to mining concession contract, with the exception of the legal obligations derived from the mining and environmental regulations applicable to such mentioned title and those which may eventually derive from the illegal mining legalization requests.

j) Non-compliance on the part of the titleholder.- In the event that AMERALEX carries out any negotiation aimed at the disposition of the rights that they have regarding mining concession FFB-081, to any total or partial title of the area which is the object of the current agreement with third parties or will not carry out the assignment proceeding which is the subject of the current contract, this document gives enforceability for the cover of damages and losses generated to CCP.

COLOMBIA CLEAN POWER SAS, on its part, declares the following:

a) In the case that CCP exercises the option to acquire the totality of the rights of the mining contract FFB-081 in accordance with the First Clause of the current document and that the titleholder has paid in advance any economic obligation derived from the validity of the contract, CCP will reimburse pro rata to the titleholder the corresponding share from the date that the Resolution is to be signed by which the mining authority accepts the total assignment of the rights of the mining title.

b.) CCP will assume responsibility before AMERALEX for all the legal consequences for environmental damage or damage to third parties caused by CCP and which occur during the development of the exploration program under its control in the area of the mining contract FFB-081, and will guarantee to AMERALEX the realization of the necessary management to minimize the risk that may affect the ownership of the mining concession contract during the exploration stage, this responsibility will not cover the management and obligations pertaining to the mining title nor the legal consequences derived from the environmental and mining liabilities existing before the execution of the exploration stage.

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IV.

V.     AGREEMENT

As a consequence of the above the Parties agree the following:

FIRST CLAUSE. OBJECTIVE.- With the signing of the current contract, AMERALEX as the sole registered titleholder of the Concession Contract FFB-081 grants CCP or to whomever is appointed in an EXCLUSIVE manner the option of acquiring in its capacity of assignee of 100% of the mining rights and obligations of the Concession Contract FFB-081, an option that in turn accepts the terms and conditions reviewed in this document. In consequence AMERALEX is obligated to implement the assignment herein agreed in accordance with the proceeding established in Article 22 of Law 685 of 2001, Mining Code in force, once the Legal Due Diligence is carried out on the final assignee and the conditions which are stipulated herein are verified.

SECOND CLAUSE- Geological Exploration Program: CCP will carry out at its own cost, a geological exploration program within 100% of the area of the title FFB-081, which will last up to eighteen (18) months, with the purpose of determining the probable and proven reserves existing within the deposit. CCP is the sole owner of the geological information resulting from the exploration program; however, they agree to permit AMERALEX access to said information and they, on their part, commit to not divulge it partially or totally to third parties.

If the geological exploration program lasts more than eighteen (18) months, CCP will have an additional period of up to six (6) months to complete the exploratory activities. In such case, during the addition period they will pay AMERALEX interest solely on the payment agreed at the moment of exercising the option, at a rate of Prime Rate plus 500 basic points (PR + 0.5%). The remaining pending payments will not be subject to modification nor the amount or the agreed term.

THIRD CLAUSE: Responsibility during the Exploration Stage. CCP will assume responsibility before AMERALEX for all the legal consequences for environmental damage or damage to third parties caused by CCP and which occur during the development of the exploration program under its control in the area of the mining contract FFB-081, and will guarantee to AMERALEX the realization of the necessary management to minimize the risk that may affect the ownership of the mining concession contract during the exploration stage, this responsibility will not cover the management and obligations pertaining to the mining title nor the legal consequences derived from the environmental and mining liabilities existing before the execution of the exploration stage.

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FOURTH CLAUSE: The Parties agree to prevent and counteract by legal means and to perform strict follow-up of any illegal mining situation or any request of this nature which occurs during the development of the exploration program, as well as developing joint strategies for the socialization and management of the Project within the communities, the local administration and landowners located in the area of influence of the mining title. Likewise, they will design and execute strategies of social responsibility during the exploration stage focused on the social acceptance of the project and the accomplishment of agreement with private owners for the acquisition of permits of easement needed during this stage.

FIFTH CLAUSE: Definition of the Coal Types. To differentiate the metallurgical or coke-able coal from the anthracite coal the following options will be utilized in the order presented: a) The ASTM D388-05 classification table of coal in accordance with its range, clarifying by the swelling factor or FSI corresponding to the metallurgical low volatility coal which has a value of 3.5 (annex 6). b) The table of the relation between the coal range and the vitrinite reflectance (annex 7). 7). c) Direct coking assay in a laboratory test.

SIXTH CLAUSE: Acquisition Option of the mining title: Once the geological program of exploration is completed, within 18 months or within the terms of the previously reviewed extension, CCP can exercise the option of acquiring the mining title FFB-081. In case of failure to do so they may not demand the reimbursement of the payments made until the date in favor of AMERALEX. Likewise, the totality of the geological information obtained from the exploration program will be delivered to AMERALEX, in this event they will be the entitled owner of the same.

SEVENTH CLAUSE: In-situ Resources. Of the geological information known to date regarding three of the mining blocks (Ochacá-Tabor, Guayabal and Sauzal) that can be identified in the area of the mining contract FFB-081, CCP and AMERALEX have estimated resources of Metallurgical and Semi-Anthracite Coal of approximately 81.9 Mt.,

Material marked with an asterisk has been omitted from this document pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.

a number which has served as a base for the commitments reviewed in the current contract.

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Material marked with an asterisk has been omitted from this document pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.

EIGHTH CLAUSE: Evaluation Methodology: The methodology reviewed for the evaluation of the reserves is the JORC (Joint Ore Reserves Committee).

NINTH CLAUSE: For the purposes of determining a preliminary value of the current option the parties agree to utilize a mining recuperation factor of 75% and a geological uncertainty of 25%, which has permitted the estimation of the reserves which should be identified in the exploration program at 25,368 Mt.

TENTH CLAUSE: Economic Conditions of the business: If CCP exercises the option of acquiring the mining title FFB-081, the value of acquisition of the aforementioned title will be equal to the total of the reserves identified in the exploration program multiplied by the agreed unitary prices, which are described as follows:

TYPE OF COAL	PROVEN RESERVES	PROBABLE RESERVES
Metallurgical	US$ */ t	US$ */ t
Semi-anthracite	US$ */ t	US$ */ t

All the reserves which exceed 25,3684 Mt will be valued as indicated in the following:

TYPE OF COAL	PROVEN RESERVES	PROBABLE RESERVES
Metallurgical	US$ */ t	US$ */ t
Semi-anthracite	US$ */ t	US$ * / t

ELEVENTH CLAUSE: Determination of Reserves: The Parties have agreed that the determination of reserves of the mining title shall be made using the JORC methodology described in the Eighth Clause. CCP has designated Mr. BRIAN THOMPSON as a “Competent Person” under the definition of JORC, who is an internationally recognized Geologist accredited to issue the Certification of Reserves. In the case that the said person is unavailable CCP will designate another “Competent Person” with the same qualifications.

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Material marked with an asterisk has been omitted from this document pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.

 11.1 The fees of Mr. THOMPSON will be totally covered by CCP; however, AMERALEX may nominate at its expense a different “Competent Person”, under the definition of JORC, if they consider it necessary.

11.2 Once the exploitation program is complete, the “Competent Person” will prepare and send to the Parties their final report with the indication of the probable and proven reserves of the mining title. Utilizing the referred Geological Information, AMERALEX, will simultaneously prepare a similar report for the probably and proven reserves.

11.3 If the difference in absolute value between the report of the “Competent Person” designated by CCP and the calculation prepared by AMERALEX does not exceed 5% of the value reported by the “Competent Person”, the value to be used will be that of the “Competent Person”; otherwise the final value will be the arithmetic average of the reported values of each of them. However, in this case either of the Parties may request the involvement of an Independent Inspector who utilizes the same JORC methodology to prepare a new report of probable and proven reserves. This Independent Inspector will be chosen by mutual agreement and their fees will be covered by the Party who requested their involvement.

11.4 If the difference in absolute value between the report of the Independent Inspector and of the Competent Person is equal to or less than 5% of the value reported by the Competent Person, then the final value will be that of the Competent Person; otherwise it will be the arithmetic value of the values reported by each of them.

TWELVETH CLAUSE: Final Price: The final Price of exercising the current option will be the value which is the result of multiplying the reserves for each type of coal by the unitary values indicated in the Seventh clause.

THIRTEENTH CLAUSE: Method of Payment: The Parties have agreed the follow payment scheme in favor of AMERALEX:

- First Payment: * Dollars on the date of formalization of the current contract in the terms indicated in the declaration e) of the current contract.

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Material marked with an asterisk has been omitted from this document pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.

 - Second Payment: * Dollars, Nine (9) calendar months after the first payment.

- Third Payment: At completion of the exploration stage and once CCP has notified their decision to exercise the purchase option of the mining title, AMERALEX will carry out the corresponding assignment proceedings before the mining authority and CCP will constitute in its favor a trust or a similar mechanism with a value of * Dollars, with the instruction of transferring that sum of money in favor of AMERALEX or to their order as soon as the administrative act that accepts the assignment of the mining title in favor of CCP is duly executed.

- From and including month 30, counting from the date of the first payment, annual payments of * Dollars will be made or for the remaining pending amount if this is less, as long as the total assignment of the title FFB-081 has been registered in the National Mining Register.

- If the total value of the contract exceeds * Dollars, the payments corresponding payments to month Sixty Six (66) and further will be equal to the immediately previous payment incremented by * Dollars or the sum pending for payment if this is less.

- If at the moment of each payment, the assignment of the mining title FFB-081 has not been registered in the National Mining Register, CCP will establish a trust or similar mechanism for the sum pending for payment in the favor AMERALEX, with the instruction to transfer such mentioned in favor of AMERALEX or to their order as soon as the the registration is made effective in the mentioned Register.

-Independent of the indentified reserves, under no circumstances shall the value of the contract exceed the sum of Eighty Five (85) Million Dollars.

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Material marked with an asterisk has been omitted from this document pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.

The following illustrates the flow of payments corresponding to the maximum possible value: *

4.1 The payments may be made in US Dollars or in Colombian Pesos liquidated at the representative market rate valid at the date of the respective payment at the criteria of AMERALEX.

4.2 At any moment CCP may make the payments previously reviewed under the sixth section of the current document calculating the remaining net present value of future payments at a rate agreed by the Parties at the moment of agreeing the prepayment.

4.3 The total amount of this transaction will be paid with arithmetic sum of the nominal values of the agreed payments.

FORTEENTH CLAUSE: Guarantees:

11.1 Once the option of acquisition of the mining title is exercised and if it is determined that the total value of the assignment contract is equal to or less than than * Dollars, CCP may pay in cash the pending sum or make a payment of a minimum of * Dollars and obtain a letter of credit in favor of AMERALEX, which amount will be equal to the difference until reaching the sum pending for payment.

11.2 Once the acquisition option of the mining title is exercised and if it is determined that the total value of the assignment contract is higher than * Dollars, CCP may pay in cash the pending sum or obtain a letter of credit in favor of AMERALEX, which amount will be equal to the least value between * Dollars and the sum pending for payment. In no case the value of the letter of credit will be higher than * Dollars.

11.3 In cases where there are existing sums pending for payment that are not covered by the letter of credit and furthermore which show a non-compliance of the payment scheme on the part of CCP, AMERALEX may demand the return of the mining title FFB-081 and CCP will assume from now the obligation of management before the mining authority a new assignment of the title in favor of AMERALEX.

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11.4 Likewise and with the same justification, AMERALEX may take as dation in payment the mining infrastructure which has been installed by CCP within the area of the title, if it is in their best interests.

11.5 However, at any moment CCP will have the option of increasing the value of the letter of credit to cover the sums pending for payment or increase the amounts to be paid with the purpose of reducing the remaining values.

11.6 The granted letter of credit is considered acceptable to AMERALEX if the same is issued by foreign offices of the following banks: Merril Lynch, Citi Bank, Banco de Bogotá or Bancolombia.

FIFTEENTH CLAUSE: Joint Mining Project in the title FFB-081: The Parties manifest their interest to develop a mining exploitation project in the area to be established by mutual agreement between the Parties, on the understanding that AMERALEX will perform in a timely manner and with the utmost diligence the necessary proceedings to retain the remaining areas of the mining title with the purpose of exploration. This joint project will be managed under the legal business of collaboration that the parties deem convenient and that will be instrumented in a separate document.

SIXTEENTH CLAUSE: Tributary Aspects of the Business: CCP will facilitate all the management that AMERALEX carries out with the purpose of optimizing the tributary impact of the current agreement as long as the interest of CCP or of COLOMBIA CLEAN POWER & FUELS, Inc., are not affected, nor that imply a non-compliance with Colombian laws or those which regulate the activity of their headquarters.

SEVENTEENTH CLAUSE: Exclusivity: With the signing of the current agreement and during the period of exploration AMERALEX will abstain from requesting, initiating or participating in approaches, conversations or any negotiations with third parties regarding the total or partial assignment of the mining title FFB-081.

EIGHTEENTH CLAUSE: In the event that either of the Parties decides to assign, sell or transfer to any title the rights derived from the current contract, it should have the express and written consent of the other.

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NINETEENTH CLAUSE: In the event that AMERALEX decides to enter into an Operation Contract within the area of the title FFB-081, and before the title assignment is approved by the mining authority, it should have the consent of CCP regarding the area to be granted and the conditions of the same.

TWENTIETH CLAUSE: Unilateral Termination of the current contract: CCP is entitled to terminate the current contract from the date of the signing of the current contract and up to the day in which they exercise the assignment option of the mining title in their name. Therefore, during the period of time reviewed in this clause CCP may determine that there is no interest or that it is not possible to develop a mining project and in this eventuality, CCP may (i) unilaterally terminate the obligation of continuing with the payment reviewed in the Ninth and Tenth Clauses of the current agreement, being exonerated of any payment proportional to the remaining period of time for the next payment, compensation, penalization, reclamation, royalty or any type of expenditure of money in favor of the titleholders, (ii) and resign from now to demand to AMERALEX the total or partial return of any of the sums of money received until that moment.

In case of unilateral termination on the part of CCP, in the terms described in this clause the following procedure will be applied:

a)	CCP should notify AMERALEX of its decision to unilaterally terminate the current contract, in written form and to the address reviewed in this contract with the purpose of notification. From the date of notification of the decision of unilateral termination of current agreement, all the pending obligations of CCP in favor of AMERALEX will cease. Notwithstanding the foregoing the responsibility of CCP for the obligations derived from the activities developed during the exploration will remain in force.

b)	Within the month following the notification of termination of the current agreement they will proceed to remove all the machinery, installations and equipment belonging to CCP which are located within the area covered by the Concession Contract being terminated.

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c)	The unilateral termination of the current contract grants the titleholders the right to demand the delivery of the studies completed in the area of the contract FFB-081, the nucleus, registers and all the lithology information of the shafts obtained during the exploration stage.

Paragraph One: AMERALEX, may not at any moment unilaterally terminate the current contract by virtue of the exclusivity of the rights granted to CCP.

TWENTY FIRST CLAUSE: Scope of the current Contract: The current Contract constitutes the sole and total agreement between the Parties in relation to the subject matter of the contract and prevails upon any verbal or written proposal, on all prior negotiation and all other communications between the Parties with respect to the subject matter of the Contract and, in particular, upon the Memorandum of Understanding for the Acquisition of a Mining Title, entered into between the Parties on September 23, 2011.

TWENTY SECOND CLAUSE: Force Majeure or Unforeseen Circumstances: If for reasons of force majeure or unforeseen circumstances, CCP or AMERALEX cannot comply with the obligations of the current agreement, they shall be exempt from all responsibility and will have their compliance of obligations suspended for that period, as long as the causes that led to the suspension still exist. Once the causes which gave place to the suspension of the contract are overcome by reason of force majeure or unforeseen circumstances, the Party that invoked the force majeure or unforeseen circumstances is obliged to comply with the obligations in the terms agreed prior to the suspension, respecting the terms reviewed at the time of the suspension of the contract.

It is understood that in the case of force majeure or unforeseen circumstances for the purposes of the current agreement, not only what is stated by Colombian law, but additionally and particularly to the title, including, but not limited to: situation of alteration of public order in the municipality of Boavita or La Uvita or their vicinity, laws, regulations or new decrees issued by the mining, environmental, departmental, municipal or any other kind of authorities, actions or non-actions on the part of civil, military, administrative, judicial authorities, fires, explosions, flooding, other natural disasters, insurrections, civil disturbances and all circumstances alien to the will of the parties which make impossible the continuation of any mining activities in the areas of the concession contract FFB-081.

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To invoke force majeure or unforeseen circumstances the affected party should notify the other party of the occurrence of the event as soon as it is aware and realizes that the same impedes the execution of the current agreement or the mining concession contract. Likewise, such party is obliged to notify the other party immediately when the causes or effects that led to the suspension of obligations end.

TWENTY THIRD CLAUSE: Dispute Settlement: The Parties declare that for all legal effects the contractual address is Bogotá D.C., that the law and the jurisdiction applicable to the current document are Colombian. All dispute or differences related to the execution of this agreement or of other contracts will may be entered into, will be submitted to the following dispute settlement procedure: a) In the first instance, the discrepancies will be resolved via an amicable settlement mechanism, in a direct manner or appealing for the appointment of a conciliator, designated by common agreement within ten (10) days following the written manifestation of any dissatisfied Parties. If the appointment is not possible, the interested party or parties will approach the Disputes Solution Center of the Chamber of Commerce of Bogotá to do so. The conciliator will resolve the conflict binding the Parties, and shall specify the manner in which those involved must comply with their decision. b) If the above procedure is not effective, the Parties will attempt resolution via the arbitration tribunal appointed by the Chamber of Commerce of Bogotá, by randomly assigning arbitrators from the registered list maintained by the said Chamber of Commerce. The Tribunal thusly constituted shall be subject to the provisions of Decree 2279 of 1989 and all further modification or amendments to the legal dispositions, in accordance with the following regulations: a)The tribunal shall consist of one arbitrator; b)The internal organization of the tribunal will be subject to the regulations reviewed for this purpose by the arbitration center of the Chamber of Commerce of Bogotá; c) The tribunal will decide on rights, and d) The tribunal operates in the city of Bogotá in the arbitration center of the Chamber of Commerce of the same city. In the case of existing values pending for payment which is not covered by the letter of credit CCP will resign to exercise any type of legal action against AMERALEX if the aforementioned makes the agreed guarantees effective.

This clause excludes the exercise of executive action reviewed by the Parties in the current contract and the resolution of disputes arising from the calculation of existing reserves within the mining title FFB-081, which will be submitted to the proceeding established in the Eleventh Clause of the current contract.

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TWENTY FOURTH CLAUSE: Amendments: This current agreement may only be amended by a written document signed by the duly authorized representatives of each of the Parties.

TWENTY FIFTH CLAUSE: CONFIDENCIALITY: INFORMATION OBTAINED DURING THE CONTRACT: The parties agree to keep under strict confidentiality, all information or documentation which they may have access to as consequence of the nature of the current contract. Therefore, they will limit the disclosure of information exclusively to personnel and assessors who may require such knowledge contained within the same (and in the case of subsidiaries, to their personnel) and will notify their employees of the obligations herein explained and that the information will only be used for the purposes hereof. The Parties shall: 1. - Not disclose the current Agreement nor the related information agreed, without prior written approval from an authorized representative of the other Party. 2. Carefully protect such mentioned information to avoid non authorized disclosure, exercising the same degree of care used to protect their confidential information. Nevertheless, the parties declare knowledge and understanding that due to the fact that CCP is a subsidiary of a public association of the United States of America, they may be required to disclose the terms of this negotiation. In the event of exercising the option of acquisition of the rights derived from the concession contract FFB-081, the current agreement may be made available to the public and consequentially, confidentiality will only be implied to the technical and geological information regarding the deposits known by the parties as well as the information deemed private by the law.

TWENTY SIXTH CLAUSE: Enforceability: The parties state that the current agreement will remain in force and binding until the date when CCP pays the totality of the sum reviewed in the FIFTH Clause of the current contract.

TWENTY SEVENTH CLAUSE: Indemnities:

27.1 AMERALEX agrees to indemnify and hold harmless CCP, its personnel, directors, agents and executives against all loses, expenses, costs, damages etc. which it may suffer or incur directly or indirectly by any of them, which may arise in connection with any procedure, action or claim executed by a third party due to an infraction related to Know How: received bills, paid bills, violation of any declaration or guarantee granted by AMERALEX of any law, statute, rule, regulation, bylaw, administrative instruction and any other enactment relevant to the activities of the same, by virtue of, or in relation to the administration, management, financing, legal conformities, sanctions, litigations, taxes, work issues, state pension scheme etc; and other actions, things, declarations which may have impact on the present and/or future operations, business and/or good will of AMERALEX.

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27.2. CCP may, at its own discretion, decide to initiate any legal action arising or related to the statements made by AMERALEX in this contract; and if CCP decides to initiate an action to give compliance to any of the statements it may introduce a legal action against any of the parties composed by AMERALEX, together, or in collaboration or however it may consider suitable.

27.3. CCP agrees to indemnify and hold harmless AMERALEX, its personnel, directors, agents and executives against all loses, expenses, costs, damages etc. which it may suffer or incur directly or indirectly by any of them, which may arise in connection with any procedure, action or claim executed by a third party due to an infraction related to Know How: received bills, paid bills, violation of any declaration or guarantee granted by CCP of any law, statute, rule, regulation, bylaw, administrative instruction and any other enactment relevant to the activities of CCP, by virtue of, or in relation to the administration, management, financing, legal conformities, sanctions, litigations, taxes, work issues, state pension scheme etc; and other actions, things, declarations which may have impact on the present and/or future operations, business and/or good will of CCP.

24.4. AMERALEX may, at its own discretion, decide to initiate any legal action arising or related to the statements made by CCP in this option contract; and if AMERALEX decides to initiate an action to give compliance to any of the statements it may introduce a legal action against any of the parties composed by CCP, together, or in collaboration or however it may consider suitable.

TWENTY FIFTH CLAUSE: All the terms and dispositions which have or have not been expressed in this Option Contract will be binding for the parties, which will be beneficial for them and will be executed by the same or their legal representatives and successors.

TWENTY SIXTH CLAUSE: CLAUSULA VIGESIMO SEXTA. Except as otherwise provided for by this document, each Party of this Option Contract should bear its respective expenses incurred in relation with the preparation, development and execution of this option contract and the transactions contemplated herein, including all fees and expenses of agents, representatives, advisors, intermediaries, lawyers and accountants.

18

TWENTY SEVENTH CLAUSE: ADDRESS: Both parties indicate the address of this agreement as the Capital District of Bogotá, Department of Cundinamarca.

TWENTY EIGHTH CLAUSE: NOTIFICATIONS: Any communication required or which must be sent to the parties in regard to the current contract shall be by registered mail or personally delivered to the following persons and addresses:

AMERALEX S.A.S.

ADDRESS. Calle 16 No. 14-41 Oficina 1209. Duitama, Boyacá

TEL. 3108088910

CONTACT. CESAR SALGADO BEJARANO cesarsalgado@icmltda.com

COLOMBIA CLEAN POWER S.A.S.

ADDRESS. Calle 100 No. 8 A-55 Torre C oficina 315. Bogotá D.C.

TEL. 7432090

CONTACT. CARLOS JULIO SOTO VÁSQUEZ: csoto@colombiacleanpower.com.

Any notice shall be deemed to have been sent and received if:

28.1. If delivery is personal, and is made on a non-working day to the receiving party, if that day is not a business day such notification is deemed to have been given and received on the first working day following the day of personal service;

28.2 If made by registered mail, then the first working day following the expiration of five (5) business days following the date of sending.

28.3 In the case of sending by a facsimile transmission and it is successfully transmitted before 4:00pm on a business day where the receiving party is located, then in that business day, and if transmitted after 4:00pm then the first working day following the date of transmission.

19

19.4. In the case of sending by email and it is successfully transmitted before 4:00pm on a business day where the receiving party is located, then in that business day, and if transmitted after 4:00pm then the first working day following the date of transmission.

19.5. For all purposes of the current clause the parties may make the decision of notification by any of the alternatives listed here, but in all cases the terms begin to be valid from the first form that is used.

In witness that the above document fully comprises the will of both involved Parties, signed in the city of Bogotá, on the Seventh (7) of October, 2011, in two identical copies.

/s/ James Albert Flores	/s/ Carlos Julio Soto Vasquez
JAMES ALBERT FLORES Passport No. 209834913 Legal Representative COLOMBIA CLEAN POWER SAS	CARLOS JULIO SOTO VASQUEZ C.C. 70.045.125 Legal Representative COLOMBIA CLEAN POWER SAS

/s/ Cesar Salgado Bejarano

CESAR SALGADO BEJARANO

C.C. 3.102.803

Legal Representative

AMERALEX SAS

20

Annex 1

CCD No. 0602297

CHAMBER OF COMMERCE OF DUITAMA

CERTIFICATE OF EXISTENCE AND LEGAL REPRESENTATION

Operation Number: 01VL10507067 Date: 20120507 Time: 15:58:00 Page: 1

CERTIFICATE OF EXISTENCE AND LEGAL REPRESENTATION OR REGISTRATION OF DOCUMENTS.

THE DUITAMA CHAMBER OF COMMERCE, WITH BASIS IN THE MATRICULATION OR REGISTRATION OF THE COMMERCIAL REGISTER,

CERTIFIES:

NAME :             AMERICANA DE MINERALES DE EXPORACION SOCIEDAD, SIMPLIFIED JOINT STOCK COMPANY

ABBREV:          AMERALEX SAS

N.I.T. :                0900102399-6

COMMERCIAL ADDRESS:          CALLE 16 No. 14 – 41 OFFICE 1209

COMMERCIAL ZONE:    DOWNTOWN (CENTER)

COMMERCIAL FAX:       7606364

ADDRESS:        DUITAMA

COMMERCIAL TELEPHONE 1: 7606364

ADDRESS OF LEGAL NOTIFICATION:    CALLE 16 No. 14 – 41 OFFICE 1209

NOTIFICATION ZONE: DOWNTOWN (CENTER)

LEGAL MUNICIPALITY:   DUITAMA

LEGAL NOTIFICATION TELEPHONE 1:   7605964

LEGAL NOTIFICATION FAX:      7606364

CERTIFIES:

MATRICULATION No: 0004315 ` A F I L I A T E D ‘

MATRICULATION DATE IN THIS CHAMBER OF COMMERCE: AUGUST 24, 2006

RENEWAL IN YEAR 2012, MARCH 30, 2012

Annex 1

CERTIFIES:

CONSTITUTION : THAT VIA LEGAL DOCUMENT No. 0000001 OF THE CONSTITUTIVE ASSEMBLY OF DUITAMA ON AUGUST 15, 2006, REGISTERED ON AUGUST 24, 2006, UNDER THE NUMBER 00009311 OF BOOK IX, THE LEGAL ENTITY: AMERICANA DE MINERALES DE EXPORTACION LTDA WAS CONSTITUTED VIA THE LEGAL DOCUMENT No. 0000004, BY EXTRAORDINARY MEETING OF PARTERS OF DUITAMA ON DECEMBER 28, 2010, REGISTERED ON MARCH 9, 2011, UNDER THE NUMBER 00012076 OF BOOK IX, THE PARTNERSHIP CHANGED ITS NAME TO : AMERCANA DE MINERALES DE EXPORTACION LTDA TO : AMERICANA DE MINERALES DE EXPORTACION, SIMPLIFIED JOINT STOCK COMPANY

CERTIFIES:

THAT IN LEGAL DOCUMENT No. 0000004 OF THE EXTRAORDINARY MEETING OF THE PARTNERS OF DUITAMA ON DECEMBER 28, 2010, REGISTERED ON MARCH 9, 2011, UNDER THE NUMBER 00012076 OF BOOK IX, THE LEGAL ENTITY MADE THE FOLLOWING CHANGES: CHANGED THE COMPANY FROM A LIMITED (LTD) COMPANY TO A JOINT STOCK COMPANY.

CERTIFIES:

CHANGES:

DOCUMENT	DATE	ORIGEN	CITY	REGISTRATION	DATE
0000002	15/10/08	MEETING OF PARTNERS	DUITAMA	00010565	20/10/08
0032008	31/03/09	EXTRAORDINARY MEETING	DUITAMA	00010892	31/03/09
0000004	28/12/10	EXTRAORDINARY MEETING	DUITAMA	00012076	09/03/11

CERTIFIES:

THE EFFECTIVE DURATION OF THE STATUS OF LEGAL ENTITY IS INDEFINITE

Annex 1

CERTIFIES:

CORPORATE OBJECTIVE: THE OBJECTIVE OF THIS COMPANY WILL BE REALIZATION OF ALL TYPES OF TRANSACTIONS RELATED TO THE EXPLORATION, EXPLOITATION, TRANSFORMATION AND BENEFIT OF MINERALS, MAINLY COAL IN COLOMBIA OR ABROAD; COMMERCIALIZATION OF MINERALS ON AN INTERNATIONAL AND NATIONAL LEVEL, MAINLY THERMIC, COKING AND ANTHRACITIC COAL, REFORESTATION FOR THE EXPLOITATION OF WOOD; GEOLOGICAL STUDIES AND CONSULTANCY; PURCHASE, SALE, DISTRIBUTION, IMPORTATION AND EXPORTATION OF THE ARTICLES WHICH THE EXPLOITATION DEMANDS, THE BENEFIT AND COMMERCIALIZATION OF THE MINERALS. THE INVESTEMENT IN PARTNERSHIPS OF ANY NATURE OR LEGAL FORM WHICH ARE DIRECTLY OR INDIRECTLY RELATED WITH ITS CORPORATE OBJECTIVE, OR OTHERS WHICH ARE COMPLIMENTARY. THE PARTNERSHIP MAY ATTEND TO ANY OTHER ACTIONS OR LEGAL CONTRACTS OF THE INDUSTRY AND COMMERCE, SO THEREFORE, THE PARTNERSHIP MAY ACQUIRE, TRANSFER, MORTGAGE OR LEASE ALL KINDS OF MOVABLE OR INMOVABLE ASSETS AND REALIZE ANY COMMERCIAL, INDUSTRIAL AND FINANCIAL OPERATIONS, ENTER INTO CONTRACTS OF ANY NATURE AND IN GENERAL, EXECUTE ALL THE CIVIL AND COMMERCIAL ACTIONS. ALL THE ACTIONS DIRECTLY RELATED TO THE CORPORATE OBJECTIVE ARE UNDERSTOOD AS INCLUDED, AND ALL THOSE WHICH HAVE A MAIN PURPOSE OF THE EXERCISING OF RIGHTS IN COMPLIANCE OF LEGAL OBLIGATIONS AND ARE CONVENTIONALLY DERIVED FROM THE EXISTANCE AND THE ACTIVITY OF THE PARTNERSHIP. IN THE DEVELOPMENT OF ITS CORPORATE OBJECTIVE THE PARTNERSHIP MAY: A) TAKE OR GIVE MONEY AS LOANS OR MUTUUM WITH REAL OR PERSONAL GUARANTEES. B) OBTAIN PROPERTY RIGHTS FOR MERCHANDISE, PATENTS AND PRIVELEDGES OR ANY TITLE. C) ENTER INTO CONTRACTS IN PARTNERSHIP OR ASSOCIATION FOR THE EXPLOITATION OF BUSINESSES WHICH ARE PART OF ITS CORPORATE OBJECTIVE OR WHICH ARE DIRECTLY RELATED TO THE PARAGRAPH. THE PARTNERSHIP MAY NOT BE A CONSTITUTED GUARANTOR OF ALIEN OBLIGATIONS NOR PLEDGE WITH ITS SOCIAL ASSETS FOR OBLIGATIONS OTHER THAN THEIR OWN.

CERTIFIES:

CAPITAL:
**AUTHORIZED CAPITAL**
VALUE	: $360,000,000.00
No. OF SHARES	: 360,000.00
NOMINAL VALUE	: $1,000.00
**REGISTERED CAPITAL**
VALUE	: $360,000,000.00
No. OF SHARES	: 360,000.00
NOMINAL VALUE	: $1,000.00
**PAID CAPITAL**
VALUE	: $360,000,000.00
No. OF SHARES	: 360,000.00
NOMINAL VALUE	: $1,000.00

Annex 1

CERTIFIES:

**APPOINTMENTS**

THAT LEGAL DOCUMENT No. 0000001 OF THE SHAREHOLDERS MEETING OF MARCH 26, 2011, REGISTERED ON MARCH 29, 2011, UNDER THE NUMBER 00012098 OF BOOK IX, APPOINTED:

NAME	IDENTIFICATION
MANAGER
SALGADO BEJARANO CESAR ENRIQUE	C.C. 00003102803
SUBSTITUTE MANAGER
ARDILA CARO JULIO CESAR	C.C. 00019309089

CERTIFIES:

LEGAL REPRESENTATION: THE LEGAL RESPRESENTATIVE OF THE PARTNERSHIP IS THE MANAGER, WHO WILL BE REPLACED IN HIS ABSOLUTE, TEMPORARY, OCCASSIONAL OR ACCIDENTAL ABSENCE, BY THE SUBSTITUTE MANAGE, WITH THE SAME POWERS OF SUCH. THE LEGAL REPRESENTATIVE WILL HAVE THE RESPONSIBILITY OF MANAGEMENT AND ADMINISTRATION OF THE SOCIAL BUSINESSES BEING SUBJECTED TO LAW, THE SOCIAL STATUES AND THE REGULATIONS AND RESOLUTIONS OF THE GENERAL MEETINGS OF SHAREHOLDERS. APPOINTMENT AND TERM: THE MANAGER AND SUB-MANAGER WILL BE DESIGNATED FOR A PERIOD OF TWO YEARS, COUNTING FROM THEIR ELECTION, BUT THEY MAY BE INDEFINITIVELY RE-ELECTED OR FREELY REMOVED AT ANY TIME. IF THE MEETING DOES NOT ELECT THE LEGAL REPRESENTATIVES WHEN THEY SHOULD, THE PREVIOUS REPRESENTATIVE WILL CONTINUE IN THEIR POSITION UNTIL A NEW APPOINTMENT IS MADE. POWERS OF THE LEGAL REPRESENTATIVE: DURING THE DEVELOPMENT OF WHAT IS ESTABLISHED IN ARTICLE 99 AND 196 OF THE COMMERCE CODE, THE FUNCTIONS AND POWERS OF THE LEGAL REPRESENTATIVE ARE THOSE PERTINENT TO THE POSITION AND ESPECIALLY THE FOLLOWING: 1) TO REPRESENT JUDICIALLY OR EXTRAJUDICIALLY, BEFORE THE PARTNERS, BEFORE THIRD PARTIES AND ALL TYPES OF JUDICIAL AND ADMINISTRATIVE AUTHORITIES, EMPLOYEES, INDIVIDUAL OR LEGAL ENTITIES, ETC., 2) EXECUTE THE AGREEMENTS AND RESOLUTIONS OF THE GENERAL MEETING OF SHAREHOLDERS, 3) EXECUTE THE ACTIONS AND ENTER INTO CONTRACTS WHICH INTENT TO FULFIL THE PURPOSES OF THE PARTNERSHIP AND ITS COMMERCIAL OBJECTIVE. IN EXERCISING THIS POWER, THE LEGAL REPRESENTATIVE MAY: TRANSFER, ACQUIRE, CHANGE, MORTGAGE, LIMIT IN ANY WAY OR MANNER, TO ANY TITLE, THE MOVABLE AND INMOVABLE ASSETS OF THE PARTNERSHIP; COMPROMISE, COMMIT, CONCILIATE, DESIST, NOVATE, RECEIVE AND INTERPOSE ACTIONS AND RESOURCES OF ANY KIND OF ALL THE BUSINESS OR MATTERS OF ANY NATURE OF THE PARTNERSHIP WHICH ARE PENDING; TO CONTRACT OBLIGATIONS WITH PERSONAL WARANTEES, PLEDGE OR MORTGAGE, GIVE OR RECEIVE MONEY IN MUTUUM, MAKE BANK DEPOSITS; SIGN ALL KINDS OF SECURITIES AND NEGOTIATE, SIGN, ACCEPT, APPEAL, ENDORSE, PAY, DISCHARGE, HOLD OR PAY THESE KINDS OF INSTRUMENTS; TO APPEAR IN TRIALS WHERE THE DOMAIN OF THE SOCIAL ASSETS OF ANY KIND IS IN DISPUTE; FORM NEW PARTNERSHIPS OR BE PART OF OTHERS WHICH ALREADY EXIST, 4) APPOINT THE JUDICIAL AND EXTRAJUDICIAL POWERS OF ATTORNEY THAT ARE CONSIDERED NECESSARY FOR THE ADEQUATE REPRESENTATION OF THE PARTNERSHIP, DELEGATING THE POWERS WHICH ARE DEEMED CONVENIENT, OR THOSE ENTITLED TO THEM, 5) PERIODICALLY PRESENT TO THE SHAREHOLDERS, A REPORT OF THE DEVELOPMENT OF THE CORPORATE OBJECTIVE, AS WELL AS THE FINANCIAL AND COMMERCIAL ANNEXES, 6) PRESENT THE REPORTS AND DOCUMENTS, WHICH ARE THE SUBJECT OF ARTICLE 446 OF THE COMMERCIAL CODE, 7) DESIGNATE, PROMOTE OR REMOVE THE PERSONNEL OF THE PARTNERSHIP AS LONG AS DOING SO DOES NOT DEPEND ON OTHER SOCIAL ENTITIES AND APPOINT THE TYPE OF WORK, RENUMERATION ETC, AND TO TERMINATE EMPLOYMENT ACCORDING TO EACH CASE, 8) CONVENE THE GENERAL MEETING OF SHAREHOLDERS FOR MEETINGS OF ANY NATURE, 9) DELEGATE DESIGNATED FUNCTIONS PERTAINING TO ITS POSITION WITHIN THE LIMITS APPOINTED IN THESE STATUTES, 10) DEALING WITH COLLECTIONS AND INVESTEMENTS OF THE FUNDS OF THE COMPANY, 11) SUPERVISE ALL THE EMPLOYEES OF THE PARTNERSHIP SO THAT THEY STRICTLY COMPLY WITH ALL OF THEIR DUTIES AND NOTIFY THE SHAREHOLDERS MEETING OF ALL IRREGULARITIES OR SERIOUS NON-COMPLIANCE WHICH MAY OCCUR REGARDING THIS MATTER, 12) ALL OTHER FUNCTIONS NOT ATTRIBUTED BY THE SHAREHOLDERS OR ANY OTHER SOCIAL ENTITY RELATED TO THE DIRECTION, OF THE ENTERPRISE, AND ALL OTHERS WHICH MAY BE DELEGATED BY LAW AND THE GENERAL MEETING. PARAGRAPH: THE LEGAL REPRESENTATIVE IS AUTHORIZED TO ENTER INTO ANY CONTRACT OR ACTION WHICH DOES NOT EXCEED 2000 LEGAL MINIMUM MONTHLY SALARIES IN FORCE, ANY AMOUNT ABOVE THIS WILL REQUIRE THE AUTHORIZATION OF THE SHAREHOLDERS MEETING.

Annex 1

CERTIFIES:

THERE ARE NO REGISTRATIONS PRIOR TO THE DATE OF THE CURRENT CERTIFICATE, WHICH MAY TOTALLY OR PARTIALLY MODIFY ITS CONTENT. IN ACCORDANCE WITH WHAT IS ESTABLISHED BY LAW 962 OF 2005, THE ACTIONS OF REGISTRATION HEREIN CERTIFIED REMAIN IN FORCE FOR FIVE (5) WORKING DAYS AFTER THE DATE OF REGISTRATION, PROVIDED THEY ARE NOT SUBJECT TO RESOURCES IN THE GOVERNMENT (REPOSITION, APPEAL OR COMPLAINT).

THIS CERTIFICATION HAS NO VALUE FOR THE AFFILIATE.

IN ACCORDANCE WITH DECREE 2150 OF 1995 AND THE AUTHORIZATION IMPARTED BY THE SUPERINTENDANT OF INDUSTRY AND COMMERCE, VIA A COMMUNICATION OF NOVEMBER 18, 1996, THE SIGNATURE WHICH APPEARS BELOW HAS FULL VALIDITY FOR ALL LEGAL EFFECTS.

ANNEX 2

OFFICIAL TRANSLATION No. 0643-11 TO ENGLISH OF A DOCUMENT WRITTEN IN SPANISH

**AMERALEX S.A.S**

**AMERICANA DE MINERALES DE EXPORTACION S.A.S**

**GENERAL SHAREHOLDERS ASSEMBLY**

Minutes No. 002

PLACE: OFFICES OF AMERALEX SAS
DATE: September 12, 2011
TIME: 10:00 AM

ATTENDEES: Eng. Jaime Alberto Riaño
Eng. Cesar Salgado
Eng. Julio Cesar Ardila Caro

In Duitama (Boyaca), at 9 am, on September 12, 2011, the Shareholders Assembly of AMERICANA DE MINERALES DE EXPORTACION SAS met at the corporate domicile of the company, in general session carried out according to articles 182 and 426 of the Code of Commerce and 37 of the Corporate Bylaws.

The members of the Shareholders Assembly unanimously approve the following agenda:

AGENDA:

1. Verification of Quorum and Majorities
2. Appointment of meeting president and secretary
3. Proposal for authorization of legal representative
4. Preparation and Approval of the Minutes

DEVELOPMENT:

1. **Verification of Quorum and Majorities**: Eng. Jaime A. Riaño, Eng. Cesar Salgado and Eng. Julio Ardila are called to order, being present, representing 100% of the company's authorized and subscribed capital, and the meeting is started.

2. **Appointment of meeting president and secretary**: Eng. Jaime A. Riaño is appointed as meeting president and Eng. Cesar Salgado is appointed as secretary, accepting the appointment and immediately assuming their positions.

[Stamp of Daniel Bautista Zuluaga, Fifteenth Notary Public of Bogota]

MARIA CRISTINA HOLGUIN
TRADUCCIONES
TRADUCTORA OFICIAL
Certificado de Idoneidad N. 0274 de 200

3. **Proposal for authorization of legal representative**: The president proposed to the assembly authorizing the legal representative or his alternate to carry out and formalize up to its culmination, on behalf and in representation of the company, the negotiation process and its respective formalization according to the assignment of rights the company has in mining concession contract FFB-081 executed with INGEOMINAS on July 27, 2006, agreement being developed before the company COLOMBIA CLEAN POWER S.A.S.

   Likewise, the president proposed extending this authorization to the signature of any type of document or agreement leading to the formalization of the mentioned agreement, without limitation of any kind, considering the partners unanimously agree to enter into the mentioned business.

   After the shareholders discussed the proposal to grant the requested authorization, it was unanimously approved, meaning by one hundred percent (100%) of subscribed and paid shares by the company.

4. **Preparation and Approval of the Minutes:** There was a thirty (30) minute recess to prepare the minutes, which once prepared was read by the meeting Secretary and unanimously approved.

In witness whereof, it is signed in Duitama on September 12, 2011 at 11 a.m.

[Signature]
ENG. JAIME ALBERTO RIAÑO V.
PRESIDENT

[Signature]
ENG. CESAR SALGADO
SECRETARY

[Stamp of the Fifteenth Notary Public of Bogota, Daniel Bautista Zuluaga, Republic of Colombia]

MARIA CRISTINA HOLGUIN
TRADUCCIONES
TRADUCTORA OFICIAL
Certificado de Idoneidad N. 0274 de 200`

Republic of Colombia
Fifteenth Notary Public of Bogota DC
Acknowledgment of Private Document

Before the 15th Notary Public of Bogota D.C. appeared
**RIAÑO VILLAMIZAR JAIME ALBERTO**
Identified by C.C. 7224539
And stated he acknowledges the signature appearing in this private document as his own and that the content of the same is true.

Bogota D.C. 10/20/2011 [Barcode]
0ii9okzim8mim88
[Illegible signature]

Republic of Colombia
Fifteenth Notary Public of Bogota DC
Acknowledgment of Private Document

Before the 15th Notary Public of Bogota D.C. appeared
**SALGADO BEJARANO CESAR ENRIQUE**
Identified by C.C. 3102803
And stated he acknowledges the signature appearing in this private document as his own and that the content of the same is true.

Bogota D.C. 10/20/2011 [Barcode]
3dcebc3ecdcecdd
[Illegible signature]

[3 Stamps of the Fifteenth Notary Public of Bogota, Daniel Bautista Zuluaga, Republic of Colombia]

THIS IS A TRUE AND CORRECT TRANSLATION TO ENGLISH OF A DOCUMENT WRITTEN IN SPANISH, MADE ON OCTOBER 21, 2011.

MARIA CRISTINA HOLGUIN
OFFICIAL TRANSLATOR AND INTERPRETER
PROFESSIONAL CERTIFICATE No. 0274
UNIVERSIDAD NACIONAL - February 19, 2009
ID No. 52.862.623 issued in Bogota

MARIA CRISTINA HOLGUIN
TRADUCCIONES
TRADUCTORA OFICIAL
Certificado de Idoneidad N. 0274 de 2009

Annex 3

BOGOTA CHAMBER OF COMMERCE

NORTHERN BRANCH

MAY 7, 2012 TIME: 08:56:07

R034658351

CERTIFICATION OF EXISTENCE AND LEGAL REPRESENTATION OR REGISTRATION OF DOCUMENTS.

THE CHAMBER OF COMMERCE OF BOGOTA, WITH FUNDAMENTALS IN THE MATRICULATION AND REGISTRATION OF THE MERCANTILE REGISTER

CERTIFIES:

NAME	:	COLOMBIA CLEAN POWER SAS
N.I.T.	:	900362160 – 8 ADMINISTRATION: TAXES SECTION OF BOGOTA, COMMON TAX REGIME

ADDRESS:	BOGOTA D.C.

CERTIFIES:

REGISTRATION NO:             01998177 OF JUNE 8, 2010

CERTIFIES:

RENEWAL OF REGISTRATION:      MARCH 22, 2012

LAST YEAR RENEWED:      2012

TOTAL ASSETS REPORTED:            $24,249,771,627

CERTIFIES:

ADDRESS OF LEGAL NOTIFICATION:           CALLE 90 NO. 19-41 OFFICINA 901

MUNICIPALITY: BOGOTA D.C.

EMAIL OF LEGAL NOTIFICATION:                lrodriguez@colombiacleanpower.com

COMMERCIAL ADDRESS:                CALLE 90 NO. 19-41 OFFICINA 901

MUNICIPALITY: BOGOTA D.C.

COMMERCIAL EMAIL:      lrodriguez@colombiacleanpower.com

CERTIFIES:

CONSTITUTION: THAT FOR THE PRIVATE DOCUMENT OF THE SHAREHOLDERS OF MAY 27, 2010, REGISTERED ON JUNE 8, 2010, UNDER THE NUMBER 01389832 OF BOOK IX, THE COMMERCIAL PARTNERSHIP NAMED ENERGIA ANDINA SANTANDER RESOURCES S A S. WAS CONSTITUTED.

CERTIFIES:

THAT IN LEGAL DOCUMENT NO. 008 OF THE SHAREHOLDERS MEETING OF APRIL 12, 2011, REGISTERED ON APRIL 13, 2011, UNDER THE NUMBER 0170434 OF BOOK IX, THE PARTNERSHIP CHANGED ITS NAME FROM: ENERGIA ANDINA SANTANDER RESOURCES S A S, TO: COLOMBIA CLEAN POWER SAS.

Annex 3

CERTIFIES:

REFORMS:

E.P. No.	DATE	NOTARY	CITY	DATE	REGISTRATION No.
002	08/24/2010	0000	BOGOTA D.C.	06/09/2010	01411816
4	16/12/1010	0000	BOGOTA D.C.	24/12/2010	01439842
5	23/12/2010	0000	BOGOTA D.C.	24/12/2010	01439852
008	12/04/2011	0000	BOGOTA D.C.	13/04/2011	01470434
009	02/09/2011	0000	BOGOTA D.C.	09/09/2011	01511463

CERTIFIES:

VALIDITY:           THAT THE PARTNERSHIP IS CURRENTLY NOT DISSOLVED. DURATION UNTIL MAY 27, 2070.

CERTIFIES

CORPORATE OBJECTIVE:                THE PARTNERSHIP WILL HAVE THE CORPORATE OBJECTIVE OF: 1. THE EXPLORATION, EXPLOITATION, TRANSPORT AND COMMERCIALIZATION OF COAL AND ANY OTHER TYPE OF MINERAL. 2. THE PURCHASE, EXPLORATION, EXTRATION, EXPLOITATION, PROCESSING, DISTRIBUTION, SALE AND GENERAL COMMERCIALIZATION OF MINERAL, COALS, HYDROCARBONS AND ALL OTHER TYPES OF COMBUSTIBLES, THOSE BEING SOLID, LIQUID OR GAS. 3. THE OPERATION OF PIERS AND MARTIME OR FLUVIAL TERMINALS, FOR PURPOSES RELATED TO THE PRODUCTION, TRANSPORT AND EXPORTATION OF COAL, HYDROCARBONS AND OTHER SIMILAR OR DERIVED PRODUCTS, AS WELL AS THE PROVISION OF PORT SERVICES TO MARTIME OR FLUVIAL CARGO VESSELS IN TERMINALS AND PORTS MAINLY USED FOR COAL, AMONG OTHER CARGO; ADMINISTRATION OF STORAGE FACILITIES AND WAREHOUSES MAINLY USED FOR COAL, AMONG OTHER CARGOS. 4. OBTAINING, ACQUIRING, PURCHASING, EXPLORING IN ANY OTHER FORM OF MARTIME, FLUVIAL OR PORT CONCESSION, MINING CONCESSIONS, HYDROCARBON CONCESSIONS, WATER CONCESSIONS OR ANY OTHER REQUIRED FOR THE ADEQUATE COMPLIANCE OF ITS CORPORATE OBJECTIVE. 5. PROVIDING CONSULTATION AND TECHNICAL SERVICES FOR THE DIFFERENT FIELDS OF MINING. 6. MAKING ALL TYPES OF INVESTEMENTS, IN THE DIFFERENT SECTORS OF THE ECONOMY AND IN PROJECTS OF A DIVERSE NATURE. 7. FORM PARTNERSHIPS, SUBSIDUARIES, BRANCHES OR REPRESENTATIONS WITH THE EXCLUSIVE PURPOSE OF DEVELOPING ITS CORPORATE OBJECTIVE. ACQUIRING TITLES OF ALL KINDS OF MOVABLE OR INMOVABLE ASSETS AND TO LEASE, TRANSFER OR MORTGAGE THEM. 8. OBTAIN OR EXPLOIT CONCESSIONS, AS LONG AS THEY DO NOT GENERATE INELIGIBILITY OR RESTRICTION FOR ANY OF ITS SHAREHOLDERS, PRIVILEDGES, BRANDS, COMMERCIAL NAMES, PATENTS, INVENTIONS, MODELS, DESIGNS OR ANY OTHER INTANGIBLE OR TANGIBLE PROPERTY, AS LONG AS THEY ARE RELATED TO THE MAIN CORPORATE OBJECTIVE AND OTHER ESTABLISHED CORPORATE OBJECTIVES. 9. TO PERFORM ALL KINDS OF OPERATIONS WITH SECURITIES VALUES. 10. PARTICIPATE IN TENDERS OR PUBLIC OR PRIVATE AUCTIONS OR DIRECT PUBLIC CONTRACTING, WHICH CORPORATIVE PURPOSES ARE DIRECTLY RELATED WITH THE MAIN CORPORATE OBJECTIVE OR ANY OTHER CORPORATE PURPOSES ESTABLISHED, AS LONG AS THEY DO NOT GENERATE ANY INELIGIBILITIES, INCOMPATIBILITIES OR RESTRICTIONS FOR ITS SHAREHOLDERS. 11. SIGN CONTRACTS OF COMMERCIAL TRUST, CREDIT, LOAN, DEBT OR ANY OTHER DEBIT OPERATION, GIVING OR RECEIVING THE PERTINENT WARANTEES TO THE CASE. 12. GRANTING OF WARANTEES VIA THE CONSTITUTION OF MORTGAGES ON REAL ESTATE OR GIVING OF PERSONAL PROPERTY OF THE PARTNERSHIP AS SECURITY OR ANY OTHER TYPE OF WARANTEE OR SUPPORT WHICH MUST BE LEGALLY ACCEPTED BY THE APPLICABLE LAWS. 13. GIVING OR RECEIVING THE PERTINENT GUARANTEES. 14. SIGN CONTRACTS OF ANY NATURE OR KIND THAT ARE NECESSARY FOR THEADEQUATE DEVELOPMENT OF THE MAIN OBJECTIVE AND OTHER CORPORATE OBJECTIVES ESTABLISHED. 15. INVEST ALL TREASURY SURPLUSES IN THE VALUE OF HIGH LIQUIDITY. 16. IMPORT ALL TYPES OF GOODS, EQUIPMENT AND RAW MATERIALS NEEDED FOR THE OPERATION PERTAINS TO THE ACTIVITY OF THE PARTNERSHIP, AS WELL AS EXPORTING THE MINING PRODUCTION AND DERIVATIVES OR FINISHED PRODUCTS, IN ADDITION TO THE EXPORTATION OF TRANSPORT SERVICES IN ACCORDANCE WITH THE REQUIREMENTS FOR SALE OR NON-SALE OF THE COAL WITHIN THE LEGAL FRAMEWORK PERTAINING TO THE INTERNAL AND EXTERNAL COMMERCE REQUIRED AS RELATED SERVICES, COMPLEMENTARY OR IN ANY MANNER RELATED TO THE ACTIVITIES WHICH CONFORM TO THE CORPORATE OBJECTIVE. 17. TO PERFORM ALL AND EACH OF THE ACTIVITIES RELATED AND SIMILAR TO THE MAIN CORPORATE OBJECTIVE AND OTHER ESTABLISHED CORPORATE OBJECTIVES, WHICH PURPOSES WILL BE THEIR STRICT DEVELOPMENT. 18. COMPLYING WITH ALL OTHER POWERS THAT ARE IMPOSED BY THE LAWS AND THE STATUTES AND THOSE WHICH BEING COMPATIBLE WITH THE ABOVE WILL BE IMPOSED BY THE MEETING OF SHAREHOLDERS TO SIGN ANY JUDICIAL ACT OR CONTRACT WHICH IS CONVENIENT FOR THE DEVELOPMENT OF THE MAIN CORPORATE OBJECTIVE AND ALL OTHER ESTABLISHED CORPORATE OBJECTIVES. 19. CONTRACTING LOANS AND INSURANCES WHICH CONFORM TO THE LAW IN ACCORDANCE WITH THE FORMS AUTHORIZED BY THE SAME AND SIGNING OF ALL THE FINANCIAL OPERATIONS WHICH WILL ALLOW THE ACQUISITION OF THE FUNDS OR OTHER ASSETS REQUIRED FOR THE DEVELOPMENT OF THEIR BUSINESS. 20. SIGN CONTRACTS WITH THE STATE OR WITH INDIVIDUALS, TO EXECUTE BY THEMSELVES OR VIA CONSIGNEES, DELEGATES OR REPRESENTATIVES THE ACTIVITIES OF ITS CORPORATE OBJECTIVE. 21. PROMOTE, PARTICIPATE OR BE PART OF OTHER PARTNERSHIPS AND CONSTITUTE, UNDER THE LEGAL NATURE OF ITS CONVENIENCE, CONSORTIUMS AND ASSOCIATIONS, TEMPORARY UNIONS OR FURTHER TYPES OF ASSOCIATIONS WITH FOREIGN OR NATIONAL COMPANIES, FOR THE DEVELOPMENT OF PROJECTS WHICH ARE SIMILAR TO ITS CORPORATE OBJECTIVES. 22. TO PROMOTE AND PARTICIPATE AS A PARTNER IN COMPANIES, BUSINESSES OR ACTIVITIES DIRECTLY OR INDIRECTLY RELATED TO ITS CORPORATE OBJECTIVE, AND PROVIDE TO THE SAME ALL KINDS OF GOODS. 23. PROVIDE IN AN INTERNATIONAL SCOPE, THE SERVICES RELATED WITH ITS FIELD OF ACTIVITY. 24. OBTAIN AND EXPLOIT THE RIGHT OF PROPERTY REGARDING BRANDS, DRAWINGS, INSIGNIAS, PATENTS, INTERNET DOMAINS AND ANY OTHER INTANGIBLE GOODS AND OBTAIN THE RESPECTIVE REGISTRATION BEFORE THE COMPETENT AUTHORITY ON AN INTERNATIONAL OR NATIONAL SCOPE. 25. CARRY THE REPRESENTATION OF LEGAL OR INDIVIDUAL ENTITIES BEFORE PUBLIC OR PRIVATE ENTITIES WITHIN THE FIELD REVIEWED IN THE OBJECTIVE OF THE PARTNERSHIP. 26. TO COMPROMISE TO REACH A SETTLEMENT, CONCILIATE, DESIST AND SUBMIT TO ARBITRARY DECISIONS AND MATTERS RELATED TO THE INTERESTS OF THIRD PARTIES. 27. TO IN GENERAL EXECUTE ALL THE ACTS, CONTRACTS AND OPERATIONS OF A CIVIL OR COMMERCIAL NATURE RELATED TO THE COMMERCIAL PURPOSE AND ITS DEVELOPMENT EITHER AS A MEANS OR AN END, EXPRESSED IN THIS ARTICLE, WHICH MAY BENEFIT OR DEVELOP ITS BUSINESS AND ALL OTHERS WHICH ARE ORIENTATED TO COMPLY WITH THE OBLIGATIONS, OR TO EXERCISE THE RIGHTS WHICH ARE LEGALLY OR CONVENTIONALLY DERIVED FROM THE EXISTANCE OR DEVELOPMENT OF THE ACTIVITIES OF THE PARTNERSHIP. 28. TO DEVELOP ALL LEGAL ACTIVITY OF A CIVIL OR COMMERCIAL NATURE DETERMINED BY THE SHAREHOLDERS MEETING, WITH EXPRESS AND WRITTEN AUTHORIZATION AND WITH A UNANIMOUS AND FAVORABLE VOTE OF ALL THE SHAREHOLDERS. THE PARTNERSHIP MAY NOT, IN ANY CASE, WARANTEE OR GRANT SUPPORTS OR WARANTEES IN RELATION TO OBLIGATIONS OR LEGAL ACTIONS OF THIRD PARTIES, NEITHER THE ACTIVITIES PERTAINING TO THE SHAREHOLDERS WITHOUT EXPRESS AND WRITTEN AUTHORIZATION WITH THE FAVORABLE AND UNANIMOUS VOTE OF THE SHAREHOLDERS MEETING.

Annex 3

CERTIFIES:

 CAPITAL:

 ** AUTHORIZED CAPITAL **

VALUE	: $12,000,000,000.00
No. OF SHARES	: 12,000,000.00
NOMINAL VALUE	: $1,000.00

** REGISTERED CAPITAL **

VALUE	: $11,033,147,000.00
No. OF SHARES	: 11,033,147.00
NOMINAL VALUE	: 1,000.00

** PAID CAPITAL **

VALUE	: $11,033,147,000.00
No. OF SHARES	: 11,033,147.00
NOMINAL VALUE	: 1,000.00
CERTIFIES:

THAT ACT No. 005 OF THE SHAREHOLDERS MEETING OF DECEMBER 27, 2010, REGISTERED ON DECEMBER 30, 2010, UNDER THE NUMBER 01441723 OF BOOK IX, NAMED:

NAME	IDENTIFICATION

 GENERAL MANAGER

CARLSON DANIEL FREDERICK	P.P.	000000426636630

 GENERAL MANAGER

SOTO VASQUEZ CARLOS JULIO	C.C.	000000070045125

 THAT ACT No. 009 OF THE SHAREHOLDERS MEETING OF APRIL 12, 2011, REGISTERED ON APRIL 13, 2011, UNDER THE NUMBER 01470428 OF BOOK IX, NAMED:

NAME	IDENTIFICATION

 SUBSTITUTE MANAGER

FLORES JAMES ALBERT	C.E.	000000040040220

 CERTIFIES:

 FACULTIES OF THE LEGAL REPRESENTATIVE: THE GENERAL MANAGER AND THE SUBSTITUTE MANAGER WILL BE THE LEGAL REPRESENTATIVES OF THE PARTNERSHIP AND EXERCISE DIRECTLY THE ADMINISTRATION OF THE SAME. AS SUCH, THEIR CORRESPONDING FUNCTIONS ARE AS FOLLOWS: 10.4.1. TO EXECUTE THE DECISIONS OF THE GENERAL MEETING OF SHAREHOLDERS AND ABIDE AND COMPLY WITH ITS INSTRUCTIONS. 10.4.2. TO ESTABLISH THE POLICIES OF THE PARTNERSHIP REGARDING THE DIFFERENT NATURE OF ITS ACTIVITY, ESPECIALLY IN FINANCIAL, ECONOMIC MATTERS, DEVELOPMENT OF PROJECTS AND LABOR ASPECTS; APPROVING INVESTMENT PLANS AND DICTATING REGULATIONS FOR THE ORGANIZATION AND FUNCTIONING OF THE DEPARTMENTS OF THE PARTNERSHIP. 10.4.3. ORGANIZE THE INTERNAL CONTROL OF THE PARTNERSHIP AND ASSURE THAT THE COLLECTION, INVESTMENT AND THE DISPOSITION OF FUNDS WILL BE ADEQUATELY CARRIED OUT. 10.4.4. APPROVE AND CREATE THE JOBS WHICH ARE NECESSARY FOR THE EFFICIENT RUNNING OF THE PARTNERSHIP, NAME AND REMOVE THE EMPLOYEES WHOSE APPOINTMENTS AND REMOVALS DO NOT CORRESPOND TO THE MEETING, AND DETERMINE THE CORRESPONDING RENUMERATIONS. 10.4.5. CONVENE THE SHAREHOLDERS TO THEIR GENERAL MEETING, OR TO EXTRAORDINARY MEETINGS, WHEN IT IS DEEMED CONVENIENT AND CONFORMS TO THESE STATUTES AND THE LAW. 10.4.6. IMPART TO THE EMPLOYEES AND EXECUTIVES OF THE PARTNERSHIP THE INSTRUCTIONS, ORIENTATIONS AND ORDERS WHICH MAY BE DEEMED CONVENIENT. 10.4.7. PRESENT TO THE GENERAL MEETING THE REPORTS WHICH ARE CONSIDERED PERTINENT AND THOSE REQUIRED IN THE PRESENT STATUTES AND IN THE LAW. 10.4.8. TO DETERMINE THE SHARE OF CAPITAL TO BE PUT INTO SPECIAL FUNDS. 10.4.9. EXAMINE WHEN IT IS CONSIDERED SUITABLE TO EXAMINE, THE ACCOUNTS, DOCUMENTS, FACTORIES, PLANTS, INSTALLATIONS, DEPOSITS AND CASH OF THE COMPANY. 10.4.10. TO PRESENT TO THE GENERAL MEETING OF SHAREHOLDERS THE FINANCIAL STATEMENTS OF THE CORRESPONDING SOCIAL EXERCISE, TOGETHER WITH A PROJECT OF SPECIAL RESERVES, PROJECT OF DISTRIBUTION OF PROFITS, AND THE MANAGEMENT REPORT AND FURTHER REPORTS DEMANDED BY THE LAW. 10.4.11. SIGN THE CONTRACTS AND EXECUTE THE NECESSARY OR CONVENIENT ACTS FOR THE DEVELOPMENT OF THE CORPORATE OBJECTIVE, FOR THIS PURPOSE ANY ONE OF THE MANAGERS WILL BE ENTITLED TO ENTER INTO CONTRACTS UP TO THE SUM EQUIVALENT TO 187 LEGAL MONTHLY MINIMUM SALARIES IN FORCE FOR EACH ACTION OR CONTRACT; FOR CONTRACTS WHICH EXCEED SUCH VALUE THE SIGNATURE OF TWO OF THE THREE MAIN MANAGERS OF THE PARTNERSHIP WILL BE REQUIRED OR BY THE SUBSTITUTE IN THE ABSENSE OF ANY OF THEM. 10.4.12. CONSTITUTE THE LEGAL OR EXTRAJUDICIAL POWER OF ATTORNEY WHICH IS DEEMED NECESSARY OR CONVENIENT FOR THE ADEQUATE REPRESENTATION OF THE PARTNERSHIP AND TO DELEGATE TO THEM THE FACULTIES AND POWERS WHICH ARE DEEMED PERTINENT, WITH THE LIMITATIONS WHICH ARE THE MATTER OF THIS CURRENT STATUTE. 10.4.13. REPRESENT THE PARTNERSHIP BEFORE THE SHAREHOLDERS, BEFORE THIRD PARTIES AND BEFORE ALL TYPES OF ADMINISTRATIVE, JURISDICTIONAL AUTHORITIES. 10.4.14. EXECUTE ALL ACTIONS OR OPERATIONS CORRESPONDING TO THE CORPORATE OBJECTIVE IN ACCORDANCE WITH ALL REVIEWED IN THE LAW AND CURRENT STATUTES. 10.4.15. AUTHORIZE BY SIGNATURE ALL THE PRIVATE AND PUBLIC DOCUMENTS WHICH MUST BE GRANTED DURING THE DEVELOPMENT OF THE SOCIAL ACTIVITIES OR WHICH ARE IN THE INTERESTS OF THE PARTNERSHIP, WITH THE LIMITATIONS REVIEWED IN THESE STATUTES. 10.4.16. TAKE ALL MEASURES WHICH ARE REQUIRED FOR THE CONSERVATION OF THE SOCIAL ASSETS, SURVEILLING THE ACTIVITY OF THE ADMINISTRATIVE EMPLOYEES OF THE PARTNERSHIP AND IMPART THE ORDERS AND INSTRUCTIONS WHICH DEMAND THE EFFICIENT RUNNING OF THE COMPANY. 10.4.17. COMPLY WITH THE ORDERS AND INSTRUCTIONS IMPARTED BY THE GENERAL MEETING AND IN PARTICULAR, REQUEST THE AUTHORIZATION FOR THE BUSINESS THAT THE GENERAL MEETING HAS PREVIOUSLY APPROVED, IN ACCORDANCE WITH THE CORRESPONDING REGULATION OF THE CURRENT STATUTES. 10.4.18. PROMPTLY COMPLY OR ENFORCE COMPLIANCE WITH ALL THE REQUIREMENTS OR LEGAL DEMANDS RELATED TO THE FUNCTIONING AND ACTIVITIES OF THE PARTNERSHIP. 10.4.19. ALL OTHERS DEMANDED BY THE LAW AND CURRENT STATUTES.

Annex 3

PARAGRAPH: ANY DOUBT OR CLASH REGARDING THE FUNCTIONS OR POWERS OF THE MANAGER AND THE GENERAL MEETING WILL BE RESOLVED FAVORING THE SHAREHOLDERS MEETING.

CERTIFIES:

 ** FISCAL AUDITOR **

 THAT ACT No. 06 OF THE SHAREHOLDERS MEETING OF FEBRUARY 14, 2011, REGISTERED ON FEBRUARY 18, 2010, UNDER THE NUMBER 01454400 OF BOOK IX, NAMED:

NAME	IDENTIFICATION

 FISCAL AUDITING LEGAL ENTITY

MCA MORISON ACCOUNTING LTDA	N.I.T.	000008300550309

 THAT PRIVATE DOCUMENT No. OF THE FISCAL AUDITOR OF SEPTEMBER 28, 2011, REGISTERED ON OCTOBER 7, 2011, UNDER THE NUMBER 01518662 OF BOOK IX, NAMED:

NAME	IDENTIFICATION

 MAIN FISCAL AUDITOR

MOLANO RODRIGUEZ CARLOS AUGUSTO	C.C.	000000019190530

 THAT PRIVATE DOCUMENT No. OF THE FISCAL AUDITOR OF FEBRUARY 14, 2011, REGISTERED ON FEBRUARY 18, 2011, UNDER THE NUMBER 01454409 OF BOOK IX, NAMED:

NAME	IDENTIFICATION

 SUBSTITUTE FISCAL AUDITOR

GARCIA RIOS ANGELA VIVIANA	C.C.	000000041950023

 CERTIFIES:

 IN ACCORDANCE WITH WHAT IS ESTABLISHED BY LAW 962 OF 2005, THE ACTIONS OF REGISTRATION HEREIN CERTIFIED REMAIN IN FORCE FOR FIVE (5) WORKING DAYS AFTER THE DATE OF REGISTRATION, PROVIDED THEY ARE NOT SUBJECT TO RESOURCES IN THE GOVERNMENT.

*** THE CURRENT CERTIFICATE DOES NO CONSTITUTE PERMISSION OF OPERATION IN ANY CASE ***

Annex 4

CONCESSION CONTRACT FOR THE EXPLORATION – EXPLOITATION OF THE MINERAL COAL DEPOSIT FFB-081 SIGNED BETWEEN THE COLOMBIAN INSTITUTE OF MINING AND GEOLOGY (INGEOMINAS) AND JULIO CESAR ARDILA CARO.

Between the undersigned, THE COLOMBIAN INSTITUTE OF GEOLOGY AND MINING (INGEOMINAS), a public institution of National Nature, with legal representation, administrative autonomy and independence, attached to the Ministry of Mines and Energy which in this legal action is represented by its Mining Service Director, Mrs. MARTA URIBE LONDONO identified with the citizens cédula number 43.666.576 of Bello-Antioquia duly entitled to enter into this contract in accordance with the Decree Number 252 of 2004, the Resolution number 18 0074 of January 27, 2004, issued by the Ministry of Mines and Energy in Resolution number D 141 of May 31, 2006, issued by INGEOMINAS, hereinafter referred to as THE CONCEDENT on one part, and on the other part Mr. JULIO CESAR ARDILA CARO, identified with the citizens cédula number 19.309.089 issued in Bogota D.C., hereinafter referred to as THE CONCESSIONAIRE, agreed to sign a concession contract based on the competence granted to the concedent in Article 317 of the Mining Code – Law 685 of 2001 and by Resolution number 18 0074 of January 27, 2004, through which some functions of INGEOMINAS were delegated, which will be governed by the following clauses: FIRST CLAUSE: Objective: The present contract has the objective of the realization on the part of THE CONCESSIONAIRE of a project of technical exploration and economic exploitation of a MINERAL COAL deposit in the total area described in the second clause of this contract, as well as those associated or intimately linked or which will be sub-products of the exploitation. THE CONCESSIONAIRE will have free availability of the minerals which are the object of the concession contract which will be extracted in the future, in compliance with the Work and Labor Program approved by THE CONCEDENT. The minerals In Situ belong to the Colombian Government; and once extracted, will belong to THE CONCESSIONAIRE. PARAGRAPH: Addition to the Objective of the Concession: When via the works of exploration and exploitation minerals which differ to those which are the object of the current contract are discovered and which are not found in the circumstances appointed for in Article 61 of the Mining Code, THE CONCESSIONAIRE may request that its concession is extended to such mentioned minerals without the need for further proceedings or formalities other than the issue of an additional legal document which will be noted in the National Mining Register. This addition will not modify or extend the terms established in the original contract and if this takes place THE CONCESSIONAIRE, will request the corresponding expansion or modification of the Environmental License which will cover the minerals which are the subject of the addition, in the case of environmental impact of the same, differ from the impact of the original exploitation. SECOND CLAUSE: Area of the Contract: The object area of the current contract encompasses the following boundaries, defined by the points, direction, distances and coordinates:

Annex 4

DESCRIPTION OF THE P.A.	CONFLUENCE OF THE CHUVARIQUE RAVINE WITH THE OCALAYA RAVINE, ON THE SOUTHWEST SIDE OF THE MUNICIPALITY OF BOAVITA

IGAC. LEVEL OF THE P.A. :	152

MUNICIPALITY:	LA UVITA (BOYACA), BOAVITA (BOYACA)

TOTAL AREA:	1550 HECTARES DISTRIBUTED IN 1 ZONE

BOUNDARIES OF ZONE NO. 1

INITIAL POINT	FINAL POINT	DIRECTION	DISTANCE	INICTIAL NORTHERN COORDINATE	INITIAL EASTERN COORDINATE
P.A.	1	S32-16-32E	561.81	1190975.000	1163700.000
1	2	S00-00-00E	500.00	1190500.000	1164000.000
2	3	N90-00-00W	1300.00	1190000.000	1164000.000
3	4	S09-55-34W	4060.79	1190000.000	1162700.000
4	5	N90-00-00W	300.00	1186000.000	1162000.000
5	6	S00-00-00E	3000.00	1186000.000	1161700.000
6	7	N90-00-00W	700.00	1183000.000	1161700.000
7	8	S00-00-00E	1000.00	1183000.000	1161000.000
8	9	N90-00-00E	1000.00	1182000.000	1161000.000
9	10	N18-26-06E	3162.28	1182000.000	1162000.000
10	11	N36-52-12E	2500.00	1185000.000	1163000.000
11	12	N90-00-00E	500.00	1187000.000	1164500.000
12	13	N00-00-00E	2000.00	1187000.000	1165000.000
13	14	N26-33-54E	1118.03	1189000.000	1165000.000
14	15	N00-00-00E	500.00	1190000.000	1165500.000
15	1	N90-00-00W	1500.00	1190500.000	1165500.000

Annex 4

The total area previously described is located in the jurisdiction of the municipality of BOAVITA y LA UVITA, Department of BOYACA, and encompasses a total surface extension of 1550 HECTARES, DISTRIBUTED IN ONE (1) ZONE, which is graphically represented in the topographic plan which is Annex number 1 of this contract and is part of the same. It is understood that the area is given as a real property; consequently THE CONCESSIONAIRE will not have the right of any reclamation in the event that the extension between the boundaries previously indicated is higher or less than the extension enunciated or calculated in this contract. THE CONCEDENT does not commit with THE CONCESSIONAIRE to any obligation of compensation for eviction or latent defects in the contracted area. When the period of exploration ends THE CONCESSIONAIRE should present the definitive delimitation of the zone of the contracted area which will be bound to the work and labor of exploitation, as well as the strictly necessary work for the benefit, internal transportation, support services and work of an environmental nature, for this purpose the value, location and calculation of existing reserves should be taken into account as well as the production expected in the Work and Labor Program. With the opportunity of this delimitation THE CONCESSIONAIRE is obliged to return in continuous and discontinuous lots the parts of the area which will not be occupied by the mentioned work and labor. The area retained should be constituted by a continuous extension, which will be registered in the National Mining Register. In all cases it will not be permitted to retain areas which are not economically exploitable. THIRD CLAUSE: Value of the Contract: The current contract at the moment of signing is of an undetermined value. For tax purposes its value will be defined with each payment or installment determined upon consideration in favor of the Government, in accordance with the sixth clause. FOURTH CLAUSE: Duration of the Contract and Stages: The current contract will have a total duration of THIRTY (30) YEARS, counting from the date of its registration in the National Mining Register, and for each stage as follows: a) Term for Exploration: Three (3) years counting from the registration in the National Mining Register to perform the technical exploration of the contracted area, which may be a shorter term if requested, keeping to the Terms of Reference for exploration work and the Work and Labor Program, adopted by the Ministry of Mines and Energy in Resolution number 18 0859 of 2002, and Mining Environmental Guidelines adopted by the Ministries and Mines and Energy, Environment, Housing and Territorial Development in Resolution No. 18 0861 of 2002, which constitutes Annex 2 of this contract. Such stage may be extended for two (2) years with the purpose of completing or adding the studies and work directed to establishing the existence of the conceded minerals and the technical and economic feasibility of exploiting them. The extension must be requested no less than three (3) months in advance of the expiration of the period established. b) Term for Construction and Assembly: Three (3) years for the construction and installation of the infrastructure and the assembly needed for the exploitation work, this time will begin to run once the period of exploration is definitively completed. This stage may be extended for one (1) year as long as is it requested in advance no less than three (3) months from the expiration of this period. c) Term for Exploitation: The remaining time, initially, TWENTY FOUR (24) YEARS, or whichever results in accordance with the effective duration of the two previous stages along with their extensions. Before the period of exploitation expires, THE CONCESSIONAIRE may solicit an extension of the contract of up to thirty (30) years which will be expanded upon via a legal document signed by the parties; which will be registered in the National Mining Register. In order to access the extension they will have had to comply with the obligations corresponding to the initial contract and all the sanctions imposed, up to the date of the previous request, must have been paid. PARAGRAPH 1: So that the request of the extension of the period established in the current clause may be authorized, THE CONCESSIONAIRE must have complied with the corresponding obligations and should have paid all sanctions imposed up to the date of the request. PARAGRAPH 2: THE CONCESSIONAIRE will also have preference to contract the same area again, and continue with the work of exploitation without suspension of the same while the new contract is improved, and may offer the substitution of the obligation of reverting goods to the Government as a payment of a sum equivalent to the value of such goods. FIFTH CLAUSE: Environmental Authorizations: The environmental management is included as an obligation of the concession contract. For the exploration stage the work should be executed in accordance with the Mining and Environmental guidelines adopted by the Ministry of Mines and Energy, Ministry of Environment and Housing and Territorial Development which constitute Annex 2 of this contract. For the stages of construction, assembly and exploitation, benefit and for the additional labor of exploration during the exploitation stage, they should have the administrative act executed and in force, whereby the competent environmental authority has granted the Environmental License as well as the permits and concessions for their usage and resource management of the natural resources, if that is the case. SIXTH CLAUSE: Obligations of the CONCESSIONAIRE: The obligations of THE CONCESSIONAIRE in the development of the current contract are: 6.1. The execution of the labors of exploration should comply with the Terms of Reference For Exploration and the Work and Labor Program adopted by the Ministry of Mines and Energy via Resolution number 18 0859 of 2002 and the Mining Environmental Guidelines adopted by the Ministry of Mines and Energy and the Ministry of Environment, Housing and Territorial Development through Resolution number 18 0861 of 2002, which constitute Annex 2 of the current contract. 6.2. To execute the Labor and Work Program of construction, assembly and exploitation stages, THE CONCESSIONAIRE should present an administrative act executed and in force whereby the competent authority has granted the Environmental License. 6.3. THE CONCESSIONAIRE in advance, in not less than thirty (30) days from the expiration date of the exploration stage should present the Work and Labor Program to be developed in the total area of the contract during the stages of construction, assembly and exploitation, according to Article 84 of the Mining Code and the terms of reference adopted by the Ministry of Mines and Energy via Resolution number 18 0859 of 2002, which constitute Annex 2 of this contract. 6.4. Once the Work and Labor Program is approved it will become Annex 3 and THE CONCESSIONAIRE will be bound to it, in its work during the stages of construction, assembly and exploitation. 6.5. THE CONCESSIONAIRE for the effects of the devolution of the zone, may request a reasonable term which may not be longer than two (2) years which will authorize the retention of continuous zones of the contracted area, with the purpose of continuing technical exploration work which should be included in the Environmental License. 6.6. If THE CONCESSIONAIRE decides to place these retained zones in exploitation they should incorporate them into the Work and Labor Program and request the modification of the respective environmental license, if this happens to be the case. Otherwise, if THE CONCESSIONAIRE decides not to place the retained zones in exploitation, they should return them in accordance with the proceeding established in the Mining Code. 6.7. Once the exploration is completed, the Work and Labor Program is approved and the Environmental License is granted, the construction and assembly stage will begin during which THE CONCESSIONAIRE must comply with the activities in the Work and Labor Program established for this stage. 6.8. The construction, installation and mining assemblies should have the characteristics, dimensions and qualities appointed in the approved Work and Labor Program. However, THE CONCESSIONAIRE may make the changes and additions which may be necessary during its execution. THE CONCEDENT and the environmental authority should be previously informed of such changes and additions. 6.9. During the construction and assembly stage THE CONCESSIONAIRE may initiate the exploitation of the contracted area earlier without harming the opportunity of having promptly established the work and definitive installations, as long as they have presented the Work and Labor Program to THE CONCEDENT in advance, which will be part of Annex 3 of the current contract, along with a brief description of the assembly to be used, and have informed THE CONCEDENT regarding the start of the referred early exploitation. The early exploitation will be subjected to the same conditions, obligations and rights as the Exploitation Stage. 6.10. Once the construction and assembly stage is completed the exploitation stage will begin, whereby THE CONCESSIONAIRE will develop the work reviewed in the Work and Labor Program approved by THE CONCEDENT for such stage. 6.11. In the execution of the exploitation work, THE CONCESSIONAIRE should adopt and maintain the measures, availability of personnel and the material resources needed to preserve the life and integrity of the persons linked to it as well as any third parties, in accordance with the regulation in force regarding safety, hygiene and occupational health. 6.12. During the exploitation stage updated registries and inventories must be maintained regarding the pithead production and the storage areas, to establish at all times the volumes of the crude minerals and the minerals delivered to the processing plants and, given the case, the transformation plants. These registers and inventories should be presented quarterly to the National System of Mining Information. For this effect, the mining concessionaire should process and supply them to the Mining Authority with the periodicity indicated by the same, the Basic Mining Format adopted by the Ministry of Mines and Energy via Resolution number 18 1515 of 2002, or any other act which amend it. 6.13. THE CONCESSIONAIRE is bound to put into practice the regulations, methods and technical proceedings which are applicable to mining exploitation, and must avoid damage to the exploited or removed materials or the deterioration or sterilization of the in situ reserves which are susceptible to eventually being exploited. 6.14. THE CONCESSIONAIRE should pay the minimum royalties which are the subject of Article 16, Law 141 of 1994 amended by Article 16 of Law 756 of 2002. Likewise, THE CONCESSIONAIRE is obliged to pay taxes or fees of a National, Departmental or Municipal nature derived from the activity being realized as long as those are applicable. PARAGRAPH: The amount of the royalties and the system to liquidate and readjust them will be those in force at the date of the signing of the concession contract, and will be applied for as long as it is valid. 6.15. THE CONCESSIONAIRE is bound to pay surface easement rights to THE CONCEDENT during the stages of exploration, construction and assembly as, a sum equivalent to one day of minimum daily salary per contracted hectare and per year. This payment will be made annually from the date of binding of the contract. SEVENTH CLAUSE: Business Autonomy: In the execution of the studies, labor and work of exploration, assembly, construction and exploitation, benefit and transformation, THE CONCESSIONAIRE will have full technical, industrial, economic and commercial autonomy. Therefore, they may choose the nature, form and order for the application of the systems and processes and freely determine the location, movements and usage opportunity, personnel availability, equipment, installations and work as long as they warrantee the rational usage of the mining resources and the preservation of the environment without causing harm to the inspection and supervision of THE CONCEDENT. EIGHTH CLAUSE: Personnel of the CONCESSIONAIRE: The personnel that THE CONCESSIONAIRE employs in the execution of the current contract will be freely chosen and fired, in compliance with and in the event of the disposition of Articles 128, 251, 253 and 254 of the Mining Code, being responsible for salaries, benefits and compensations corresponding to the law, under the understanding that none of such obligations correspond to the Mining Authority. Consequently THE CONCESSIONAIRE must respond to all kinds of processes, legal suits, reclamations and expenses which may be incurred or caused by its labor relations. NINTH CLAUSE: Responsibilities: 9.1. Of THE CONCEDENT: In no case will THE CONCEDENT be responsible for obligations of any nature which are acquired by THE CONCESSIONAIRE with third parties in the development of the current contract. 9.2. Responsibility of THE CONCESSIONAIRE: 9.2.1. THE CONCESSIONAIRE will be responsible before THE CONCEDENT for all the work to be developed in the contracted area. Furthermore, they will respond for any damage caused to third parties or to THE CONCEDENT during the development of the same, regarding third parties, such responsibility will be established in the manner and degree reviewed by the civil and ordinary commercial dispositions of Article 87. 9.2.2. THE CONCESSIONAIRE will be considered as an independent contractor for the purposes of all civil, commercial and work contracts to be signed due to its studies, work and labor of exploration and exploitation (Article 57). TENTH CLAUSE: Disputes: Disputes of an exclusively technical nature which arise between THE CONCESSIONAIRE and THE CONCEDENT which may not be solved in an amicable manner will be submitted for their resolution to a Technical Arbitration review by the law. Disputes of a legal or economic nature will be submitted to the knowledge and decision of the judicial branch of the Colombian public power. In the case of disagreement regarding the technical, judicial and economic quality of the dispute, those will be considered legal. ELEVENTH CLAUSE: Assignment and Taxes: The assignment of the rights which emanate from this contract will require prior written notification to THE CONCEDENT. The assignment which is the subject of this clause may not be submitted by the parties to any terms or conditions since it is related to the Government. a) If the assignment is to be total, the assignee shall be subrogated in all obligations emerging from the contract, even those contracted before the assignment and which are currently pending for compliance. b) Partial assignment, the partial assignment of the rights emanating from the contract may be made in quotes or percentages of such mentioned rights. In this case, assigner and assignee will be jointly liable for the contracted obligations. c) Assignment of areas may be an assignment of areas of the rights emanating from the concession contract via the material division of the area solicited or covered by the same. This kind of assignment will give rise to a new contract with the assignee, which will be improved with the registration of the assignment documents in the National Mining Register. Taxes: The right of exploring and exploiting mines owned by the Government may be taxed or given in warrantee of obligations, under the conditions and modalities established in Chapter XXIII of the Mining Code. TWELVETH CLAUSE: Mining – Environmental Policy: Within ten (10) days following the date of the signing of the mining concession contract, THE CONCESSIONAIRE should constitute an insurance policy which will cover the compliance of the environmental and mining obligations, the payment of fines and expirations. The insured value will be calculated based on the following criteria: a) For the exploration stage, five (5%) percent of the annual value of the amount of investment foreseen in exploration for the respective annual payment, based on what was established by THE CONCESSIONAIRE in Number 9 of their proposal. b) For the construction and assembly stage, five (5%) percent of the annual investment of mentioned concept, based on what was established in the Work and Labor Program approved for said stage. c) For the exploitation stage, equivalent to ten (10%) percent of the result of multiplying the estimated annual production volume of the mineral object of the concession based on what was established in the Work and Labor Program approved by said stage, by the pithead price of the referred mineral annually fixed by the Government. The policy matter of this clause should be approved by THE CONCEDENT and should be kept valid during the life of the concession, its extensions and for three (3) additional years. In the event that the policy becomes effective, the obligation of replacing such mentioned warrantee will prevail. THIRTEENTH CLAUSE: Inspection: The mining authority will inspect at any moment and in any form they may deem convenient the work performed by THE CONCESSIONAIRE in pursuit of reaching due compliance of the current contract. FOURTEENTH CLAUSE: Surveillance and Supervision: the mining authority directly or via their duly authorized auditors will enforce the supervision and surveillance in the manner and conditions relating to the execution of the concession contract both regarding technical aspects such as the mining hygiene and safety as well as operative and environmental aspects without affecting the power that the Environmental Authority and its duly authorized auditors have to exercise the same vigilance at any time, manner and opportunity. FIFTEENTH CLAUSE: Fines: In case of non-compliance of any obligations on the part of THE CONCESSIONAIRE, as a prior requirement, THE CONCEDENT may administratively impose consecutive fines of up to thirty (30) legally valid minimum monthly salaries each time and for each case of infraction of the obligations emanating from the current contract, provided that they be grounds for revocation or that THE CONCEDENT abstains to declare such for reasons of public interest expressively stated. Each fine should be paid by THE CONCESSIONAIRE within the term of ten (10) working days counting from the date when the ruling imposed was executed. If THE CONCESSIONAIRE does not promptly pay the fines which are the subject matter of this clause, THE CONCEDENT will make them effective by charging them under the compliance policy without prejudice of declaring expiration. In the case of contraventions of the environmental dispositions the Environmental Authority will apply the sanctions reviewed in the environmental regulations in force. SIXTEENTH CLAUSE: Termination: This concession may be terminated due to the following cases: 16.1. By resignation of THE CONCESSIONAIRE as long as they are Free and Clear regarding the compliance of the obligation emanating from the concession contract. 16.2. Via mutual agreement. 16.3. For expiration of the term of duration. 16.4. By death of THE CONCESSIONAIRE, and 16.5. For reason of expiration. PARAGRAPH: In case of termination by death of THE CONCESSIONAIRE, this cause will be made effective if within the two (2) years following the passing, the heirs do not ask to subrogate the rights arising from the concession, in compliance with Article 111 of the Mining Code. SEVENTEENTH CLAUSE: Expiration: THE CONCEDENT may, via a motivated ruling, declare the administrative expiration of the current contract in the following cases: 17.1. The dissolution of THE CONCESSIONAIRE as a legal entity, unless in the cases of merger, or takeover; 17.2. Financial inability which impedes compliance with the contractual obligations and it is presumed that compulsory liquidation proceedings have been initiated against THE CONCESSIONAIRE in accordance with the law; 17.3. The non-performance of the Work and Labor within the terms established in this contract and in the Mining Code or its unauthorized suspension for more than six (6) consecutive months; 17.4. Failure to comply with economic considerations in a total and timely fashion; 17.5: The omission of previous notification to the authority to carry out the total or partial assignment of the contract or the area of the contract. 17.6. Failure to pay any fines imposed or for failure of repositioning of the insurances which supports them; 17.7. Serious repeated non-compliance of the technical regulations regarding the exploration and exploitation, hygiene, labor and mining safety or the revocation of the environmental authorization needed for its work and labor due to non-compliance imputable to the concessionaire; 17.8. Violation of the regulations regarding zones which are restricted and excluded for mining use. 17.9. Serious and repeated non-compliance of any of the other obligations arising from this concession contract; and 17.10. When declaring a source of minerals exploited at a place different from that of its extraction causing the economic considerations to be destined for a municipality which differs from its origin. EIGHTEENTH CLAUSE: Procedure for Expiration: The expiration of the contract, in corresponding cases, will be declared by THE CONCEDENT prior to the resolution of proceedings whereby the causes incurred by THE CONCESSIONAIRE are stated in a specific and concrete manner. In the same ruling, a term no longer than thirty (30) day will be fixed to correct the faults being imputed or to formulate its defense, supported by the corresponding evidence. Once this term has expired the matter will be resolved in a maximum term of ten (10) days. In the case contemplated in the current clause, THE CONCESSIONAIRE is obliged to comply or warrantee all the obligations of an environmental nature which are being demanded and also the obligations of conservation and adequate taskforce management as well as easements which have been established. NINETEENTH CLAUSE: Reversion and Obligations in case of Termination: a) Reversion. In all cases of contract termination which occur at any time the free reversion of goods in favor of the Government will operate, this measure is limited to the property and fixed and permanent installations constructed and destined for THE CONCESSIONAIRE exclusively for the transportation and shipment of the minerals from the contracted area and those which are incorporated to the deposits and accesses and that may not be extracted without detriment to the same or the taskforce. This reversion will operate only in cases whereby the characteristics and dimensions of the mentioned goods according to THE CONCEDENT are made suitable as infrastructure destined for the service of public transportation or shipment or is given for community usage. b) Obligations in case of termination. THE CONCESSIONAIRE in all cases of contract termination is obliged to comply and warrantee the obligation of an environmental nature being demanded at the time of effective termination. TWENTIETH CLAUSE: Liquidation: At the time of termination of the present contract for any reason, the parties will issue a legal document which shall place on record and in detail the definitive liquidation of the same and the compliance of all obligations of THE CONCESSIONAIRE, especially the following: 20.1. The receipt on the part of THE CONCEDENT of the area which is the object of the contract and the mine, indicating the technical, physical and environmental conditions currently encountered. The aforementioned is in accordance with what is established by the competent environmental authority. 20.2. The evidence on the part of THE CONCESSIONAIRE of the compliance of all its work obligations or proof of non-compliance; 20.3. The compliance of all the obligations stated in the Sixth Clause leaving a record of the conditions of compliance and detailing the non-complied obligations, regarding the above, THE CONCEDENT will take appropriate action. 20.4. The balance of payment of royalties and taxes under their responsibility, leaving a record of the conditions of compliance and the details of the non-complied obligations, regarding the above, THE CONCEDENT will take appropriate action. If THE CONCESSIONAIRE does not appear at the proceedings in which the Legal Document of Liquidation will be issued, THE CONCEDENT will issue the document and all the corresponding warrantees will be made effective if appropriate. Failure to appear by THE CONCESSIONAIRE is not on its own a reason to make effective the warrantees. TWENTY FIRST CLAUSE: Rules of Application: For all the purposes taking place, the current contract, once signed by the parties, is binding. The contract, its execution, interpretation, termination and liquidation are subjected to the Constitution, laws, decrees, agreements, resolutions and regulations or to any other disposition arising from the competent Colombian authorities, which in some way have a bearing on the contractual object. TWENTY SECOND CLAUSE: Contractual Address: For all the purposes derived from this contract, the contractual address will be the place of its signing. TWENTY THIRD CLAUSE: Applicable Law and Resignation to Diplomatic Reclamation: The contract and what is stipulated within will be exclusively subjected to Colombian laws and its judges. THE CONCESSIONAIRE resigns to attempt any diplomatic reclamation by reason of this contract. TWENTY FOURTH CLAUSE: Signing and Binding. The obligations acquired by THE CONCESSIONAIRE due to this contract produce effects from its signing. The current contract is considered in force and effect once it is duly registered in the National Mining Register. TWENTY FIFTH CLAUSE: Annexes: The following are annexes of this contract which are or will be an integral part of the same:

Annex 4

Annex No.1	Topographic Plan

Annex No.2	Terms of reference for work of exploration and Work and Labor Program and the Environmental Mining Guidelines.

Annex No.3	Approved Work and Labor Program.

Annex No.4	Administrative Annexes:

•	The Environmental Authorizations

•	The Environmental Mining Policy

•	Proof of payment of the Stamp Duty

In witness herein this contract is signed by the parties in two identical copies in the city of Bogota D.C. on the ____ day of the month of ____, 2006.

THE CONCEDENT	THE CONCESSIONAIRE

MARTA URIBE LONDONO	JULIO CESAR ARDILA CARO

Director of Mining Service	C.C. 19.309.089 of Bogota D.C.

ANNEX 5A

COLOMBIAN GEOLOGICAL SERVICE

REGIONAL NOBSA WORKGROUP

The Undersigned Coordinator of the Regional Nobsa Workgroup

CERTIFIES         049

That on the Twenty Seventh (27th) of July 2006, the Concession Contract No FFB-081 was signed between THE COLOMBIAN INSTITUTE OF GEOLOGY AND MINING –INGEOMINAS- and Mr. JULIO CESAR ARDILA CARO, for the exploitation of a MINERAL COAL seam, located in the jurisdiction of the Municipalities of BOAVITA and LA UVITA in the department of BOYACA for a term of thirty (30) years counting from its registration in the National Mining Register.

This title was registered in the National Mining Register on the Twenty Fourth (24th) of May 2007.

That via Resolution No GTRN – 427 of the Thirty First (31st) of December 2008, the assignment of one hundred percent (100%) of the rights and obligations that correspond to Mr. JULIO CESAR ARDILA CARO were declared finalized in favor of the company AMERALEX LTDA. identified with the NIT. 900.102.399-6, registered in the National Mining Register of the twelfth day (12th) of February 2009.

Likewise, it is stated that the last administrative act is Auto No GTRN-000301 of the Eighteenth (18th) of May 2012, an act notified during Legal State No 51 of the Eighteenth of May 2012, in which the technical and legal obligations of the mentioned contract were evaluated.

This statement was signed in Nobsa today, the Thirty First (31st) of May 2012.

JAIME ALBERTO GIL BOTERO

Group Coordinator of the Regional Nobsa Workgroup

ANNEX 5A

ORDER No 051-2012

REGIONAL NOBSA WORKGROUP

DECLARES THAT:

That to notify the decisions exposed in the following, the current State is presented in a visible and public place OF THE REGIONAL NOBSA WORKGROUP, being today at 8:00am on the Eighteenth (18th) of May 2012.

No.	TYPE OF PROCEEDING	FILE No	TITLEHOLDER	FOLDERS	DATE	ADMINISTRATIVE ACT	OBSERVATION
							To approve the policy of compliance No. 300042535, issued by the General Insurance Company CONDOR S.A. the Basic Mining Formats corresponding to the first half and year of 2007, 2008, 2009, 2010 and 2011 and the plans of mining labor of the year 2007, 2008, 2009, 2010 and 2011, for what was exposed in the motivating section of the present provision.

4	Order	FFB-081	AMERALEX LTDA	2	18-05-2012	GTRN-000301	To accept the Resolution No. 1719 of the fourteenth (14th) of December 2009, executed and finalized, whereby CORPOBOYACA declares the binding of the total assignment of the rights and obligations arising from the Environmental License granted to Mr. JULIO CESAR ARDILA, in favor of the company AMERICANA DE MINERALES DE EXPORTACION LTDA – AMERALEX, for the reasons exposed in the current act.

							To Declare the cause of termination to be rectified, contemplated in item f) of Article 112 of Law 685 of 2001 and number 17.6 of the tenth clause of the registered contract, meaning, the non-payment of the imposed fees and the non-reposition of the guarantees which support them, disclosed via order no. GTRN-00210 of the thirteenth (13th) of March 2012.

ANNEX 5A

eighteenth (18th) of May 2012, at 5:00pm, after having been displayed in public place of the facilities of the REGIONAL NOBSA WORKGROUP, for the legal term, in accordance with what is established in Article 269 of Law 685 of 2001. All of the above will be recorded in the issue of the notification of the decision file, indicating the date and the number of the order.

JAIME ALBERTO GIL BOTERO

Group Coordinator of the Regional Nobsa Workgroup

Annex 5B

Republic of Colombia

Regional Autonomous Corporation of Boyacá

General and Legal Secretary

RESOLUTION

DECEMBER 14, 2009

Through which environmental license is granted

THE GENERAL AND LEGAL SECRETARY OF THE REGIONAL AUTONOMOUS CORPORATION OF BOYACA, CORPOBOYACA, EXERCISING THE POWERS CONFERRED FOR AGREEMENT 013 OF JULY 20, 2009, AND:

CONSIDERING

That via Decree 0431 of June 4, 2008, this Corporation decided to admit the application of Environmental License presented by Mr. JULIO CESAR ARDILA CARO, identified with the citizens cédula No. 19.309.089 issued in Bogotá, for the project of exploitation of a Coal deposit, covered in the sole concession contract No. FFB-081 of July 27, 2006, entered into with the Colombian Institute of Geology and Mining (INGEOMINAS), in an area located to the northeast of the Department of Boyacá, with an area of 1,550 Hectares, occupying part of the villages of Ochacá, Melonal, Cabuyal and Lagunillas, to the south of the Municipalities of Boavita and la Uvita, Boyacá.

That in compliance with the above Mr. JULIO CESAR ARDILA CARO has handed in a payment receipt for a value of ONE MILLION THREE HUNDRED AND SEVENTY ONE THOUSAND FIVE HUNDRED AND TWO COLOMBIAN PESOS ($1,371,502 COP) to this corporation, by way of payment for services of environmental evaluation and publication of the administrative act.

That via Decree No. 01000 of October 8, 2008, CORPOBOYACA required that Mr. JULIO CESAR ARDILA CARO present complementary information to the environmental impact study which should comply with the terms of reference of the Corporation.

That via file No. 010098 of November 26, 2008, Mr. JULIO CESAR ARDILA CARO, presented the required information via Decree No. 01000 of October 8, 2008.

That via Decree No. 0845 of June 8, 2009, the sub-department of Environmental Management, declared that the required information had been gathered regarding the administrative environmental proceeding carried out by this Corporation for the project of exploitation of a Coal deposit, covered in the sole concession contract no. FFB-081 of July 27, 2006, entered into with the Colombian Institute of Geology and Mining (INGEOMINAS), in an area located to the northeast of the Department of Boyacá, with an area of 1,550 Hectares, occupying part of the villages of Ochacá, Melonal, Cabuyal and Lagunillas, to the south of the Municipalities of Boavita and la Uvita, Boyacá.

Annex 5B

TECHNICAL CONSIDERATIONS

That the Licenses and Permits Group of the Administrative Sub-Department of Natural Resources, of this Corporation, evaluated the information presented by the interested parties, from which the definitive technical concept no. ME-0089/09 of December 3, 2009, was issued, which makes up an integral part of the current document and is received in its totality and emphasizes the pertinent section as follows:

“(….)

TECHNICAL CONCEPT

1.	From a technical point of view it is recommended to grant the Environmental License to Mr. JULIO CESAR ARDILA CARO, identified with the citizens cédula no. 19.309.089 of Bogotá who requested an environmental license for the exploitation of a coal deposit located in the jurisdiction of the municipalities of Boavita and la Uvita, a project to be developed within the Exploitation License area No. FFB-081 registered with INGEOMINAS.

2.	The mining titleholder should abstain from carrying out mining work in the pithead referenced within the study named pithead 1 of the OCHACA – TABOR block, which is located in a zone which has an important water supply and in which there exists a high risk of affecting it as a consequence of the mining work.

3.	The Environmental License to be granted will have validity equal to the term of the concession contract no. FFB-081 entered into with the Colombian Institute of Geology and Mining (INGEOMINAS), which in accordance with the mining register has a validity of up to May 23, 2037.

4.	The environmental license that is considered in the current concept does not cover any other type of work, activity, or matter different to the exploitation of the mineral deposit which is the subject of this request.

5.	The mining titleholder should provide strict compliance to the schedule of activities of the mining project proposed for the first year formulated in the study and for the rest of the useful life of the mining project and give priority to the observations performed in the current concept.

6.	The mining titleholder should annually present to the Regional Autonomous Corporation of Boyacá, “CORPOBOYACA”, progress reports of the results of the management and implementation of the environmental control measures contemplated in the Environmental Impact Study within the first three (3) months of each year; the non-compliance of this measure will cause the suspension of the granted environmental viability.

Annex 5B

7.	The mining titleholder should take into account all the regulations regarding security and hygiene of the underground mining work, established in decree 1335 of 1987, issued by the Ministry of Mines and Energy.

8.	The mining titleholder will be responsible for damages and liability which are derived from non-compliance of the measures of management contemplated in the Environmental Management Plan and those which may arise during the development of the mining project.

9.	The Future Development of the mining activities is subject to the criteria of the environmental territories order, and special management plans carried out by the National, Departmental and Municipal entities.

10.	The mining titleholder should inform in writing all the obligations established by the Corporation to all the personnel involved in the project as well as those defined in the Environmental Management Plan.

11.	The Legal Assessors of the General and Legal Secretary, should sent a copy of the Administrative Act covered by the current Technical Concept to the Colombian Institute of Geology and Mining (INGEOMINAS) who will carry out the actions that are considered pertinent. (….) “

LEGAL FUNDAMENTALS

That in accordance with Article 8 of the Constitution it is the obligation of the State and of the people to protect the culture and natural treasures of the Nation.

The Political Constitution of Colombia, in its Article 79, establishes the right to enjoy a healthy environment. Likewise, it establishes that it is the duty of the State to protect the diversity and integrity of the environment, to conserve the areas of special ecological importance and promote the education for the accomplishment of these goals.

Article 58 of the Political Constitution of Colombia establishes an ecological function inherent to private property and even includes the respect for the right to a healthy environment and the protection of the same outlined in the recognized international treaties of an ecological matter. (Articles 9, 94 and 226 C.N.)

Likewise, Article 80 `ibidem’ appoints that it is the responsibility of the State to plan the management and use of natural resources to warrantee the sustainable development, its preservation, restoration or substitution and taking the necessary measures of prevention and control of the environmental deterioration factors.

Article 95 `ibidem’, stipulated in Item 8, as a duty of the citizen to protect the natural and cultural resources of the country and to ensure the conservation of a healthy environment.

Annex 5B

Regarding the purpose of the Environmental Licenses the Plenary Chamber of the Constitutional Court in sentence C-035 of January 27, 1999, considers:

“The environmental license consists of the authorization that the environmental authority grants for the execution of work or an activity which may potentially affect renewable resources or the environment. The license authorizes the holder to work freely, but with certain restrictions during the execution of the respective work or activity; but in the scope of the actions or omissions that the same may develop is regulated by the environmental authority in accordance with the needs and conveniences stated at its discretion but rationally considers suitable, in relation to the prevention, mitigation, correction, compensation and management of the environmental effects or impacts that the work or activity produces or is susceptible to produce. Therefore, the environmental license has undoubtedly a preventative and precautionary purpose to the extent that it is aimed at eliminating, or at least to prevent, mitigate or reverse, as much as possible, with the help of science and techniques, the harmful effects of an activity on the natural resources and environment.”

It is the responsibility of this Corporation to exercise the function of environmental authority within the area of its jurisdiction, in accordance with what is established in Item 2 of Article 31 of Law 99 of 1993.

That by virtue of Item 9 of Article 31 of Law 99 of 1993, the REGIONAL AUTONOMOUS CORPORATION OF BOYACA – CORPOBOYACA -, is the competent authority in the jurisdiction which is entitled to grant concessions, permits, authorizations and environmental licenses required by the Law for the use, exploitation or mobilization of the renewable natural resources or for the development of activities that may or may not affect the environment; and for the specific case of activities related to exploration, exploitation, benefit, transport, usage and deposit of the non-renewable natural resources.

That by virtue of Item 11 of Article 31 of Law 99 of 1993, the REGIONAL AUTONOMOUS CORPORATION OF BOYACA – CORPOBOYACA -, is the authority in charge of the jurisdiction of exercising the function of environmental evaluation, control and monitoring of the activities of exploration, exploitation, benefit, transport, usage and deposit of the non-renewable natural resources, including port activity excluding competence attributed to the Environmental Ministry, as well as other activities, projects or factors which may or may not generate deterioration of the environment. This function encompasses the issuing of the respective environmental license. The function matter of this item will be exercised in accordance with Article 58 of this Law.

Article 49 of Law 99 of 1993, appoints the obligatory nature of the Environmental License under the following terms: “The execution of works, the establishment of industries or the development of any activity, that in accordance with the Law and the regulations, may produce serious deterioration to the natural renewable resources or the environment, or introduce considerable or noticeable modification to the landscape, will require an environmental license”.

Article 50 of the same Law, establishes that the Environmental License is understood as the authorization that the competent environmental authority grants for the execution of a work, project or activity, subject to the compliance of the license beneficiary of the requirements established by the same in relation with the prevention, mitigation, correction, compensation and management of the environmental effects of the work or authorized activity.

Annex 5B

Article 198 of the Mining Code states that the means and instruments for establishing and monitoring the mining work in relation to the environment, are those established for the environmental regulations in force for each stage or phase of the same, knowingly, among others: Environmental Management Plans, Environmental Impact Study, Environmental License, permits or concessions for the use of renewable natural resources. Environmental Guidelines and authorizations will be used in cases when such mentioned instruments are demandable.

The Mining Code stipulates in Article 208 that the Environmental License will have validity from its issue until the definitive expiration of the mining concession, including its extensions. In the case that the concession is terminated in advance due to expiration, resignation, mutual agreement or execution impossibility, such mentioned license will also terminate.

Decree 1220 of 2005, entitles the Regional Autonomous Corporations to grant or decline the environmental licenses of the projects, works or activities, to be executed in the area of its jurisdiction, likewise, to modify, assign, suspend or revoke and the cessation of the same and exercise control and monitoring of the projects, works or activities, subject to the environmental license.

That in accordance with the above and with what is established in Article 31 Item 11 of Law 99 of 1993, this Corporation is the competent environmental authority to evaluate the environmental studies and decide on the granting or non-granting of the Environmental License requested, which will imply the permits, authorizations and/or necessary concessions for the development of the project, in accordance with what was established in Article 132 of Decree 2150 of 1995, in keeping with section a) item 1 of Article 9 of Decree 1220 of 2005, amended by Decree 500 of 2006.

Article 3 of Decree 1220 of 2005 appoints the concept and scope of the Environmental License. “The environmental license, is the authorization granted by the competent environmental authority for the execution of a project, work or activity, that in accordance with the Law and regulations may produce serious deterioration of the renewable natural resources or the environment or which may introduce considerable or noticeable modification of the landscape; the beneficiary of the license is subject to the same and to the compliance of the requirements, terms, conditions and obligations that the license establishes in relation to the prevention, mitigation, correction, compensation and management of the environmental effects of the authorized project, work or activity. Any project, work or activity will require more than one environmental license”.

That in accordance with what is establish in Article 20 of Decree 1220 of 2005, the environmental impact study is the main instrument for the decision making regarding the projects, work or activities which require environmental license and in all cases when environmental licenses require this will be demanded in accordance with the Law and this regulation.

Annex 5B

That in Agreement 006 of May 6, 2005, of the Board of Directors of the Regional Autonomous Corporation of Boyacá, CORPOBOYACA, updated via Resolution 0233 of March 27, 2008, that the General Management of the Regional Autonomous Corporation of Boyacá, CORPOBOYACA, fixed the tariffs for the charge of the services of evaluation and monitoring of the projects which require environmental license, permits, concessions, authorization and all other instruments of management and environmental control established in the environmental regulations.

CONSIDERATIONS OF THE CORPORATION

That according to the referred technical concept which evaluated the presented Environmental Impact Study, this Corporation estimates that the request effected by Mr. JULIO CESAR ARDILA CARO, meets the requirements stipulated in the terms of reference, as well as the objective and content established in Articles 13 and 20 of Decree 1220 of April 21, 2005, likewise, it considers that it contains relevant and sufficient information regarding the identification and qualification of the environmental impacts; meets the technical and environmental requirements demanded for the exploitation of coal and contemplates the prevention, control, management, mitigation, measurement and correction of the environmental impact generated, which are the reasons why this Corporation considers it appropriate to grant the environmental license requested.

That the Agreement 013 of July 30, 2009, of the Board of Directors of CORPOBOYACA and Resolution 997 of August 14, 2009, entitles the General and Legal Secretary to issue this administrative act.

That in merit of the above exposed the General and Legal Secretary:

RESOLVES

FIRST ARTICLE: To grant an Environmental License to Mr. JULIO CESAR ARDILA CARO, identified with the citizens cédula no. 19.309.089, issued in Bogota, for a project of exploitation of a coal deposit in the jurisdiction of the municipalities of Boavita and la Uvita, a project to be developed within the area of the Exploitation License No. FFB-081 registered with the Colombian Institute of Geology and Mining (INGEOMINAS).

PARAGRAPH: The mining titleholder should abstain to carry out mining work in the pithead referenced within the study as pithead 1 of the OCHACA-TABOR block, which is located in a zone that presents an important water supply which exhibits a high risk of affecting such as a consequence of the development of the mining work.

SECOND ARTICLE: The titleholder of the Environmental License should strictly comply with the measures of prevention, mitigation, control, compensation and correction, proposed in the Environmental Impact Study evaluated by this Corporation.

THIRD ARTICLE: The term of duration of the current Environmental License will be the same as concession contract no. FFB-081, entered into with the Colombian Institute of Geology and Mining (INGEOMINAS).

Annex 5B

FOURTH ARTICLE: The interested party should give strict compliance to the schedule of activities of the mining project proposed for the first year, formulated in the plan of environmental management and for the rest of the useful lifespan of the project.

FIFTH ARTICLE: The future development of the mining activities is subject to the criteria of mining, land and environmental demarcation and zoning and special management plans which will be carried out by the National, Departmental and Municipal entities.

SIXTH ARTICLE: In the case of the occurrence of unforeseen environmental effects during the period of execution of the work, or operation of the project, the beneficiary of the environmental license should suspend the work and immediately inform this Corporation, so that it may determine and demand the adoption of the corrective measures that it considers necessary, without harming the measures that the beneficiary should adopt to impede the degradation of the environment. Any non-compliance of these measures will cause the application of legal sanction in force.

SEVENTH ARTICLE: The titleholder of the environmental license will be responsible for damages and liabilities derived from any non-compliance of the management measures contemplated in the Environmental Impact Study and all others which may occur during the development of the mining project, and should also carry out all the activities required to correct the effects caused.

EIGHTH ARTICLE: The environmental license granted is subjected to the compliance of the Environmental Impact Study, which compliance and effectiveness may by the subject of periodic monitoring and control by this Corporation.

NINTH ARTICLE: The Corporation may suspend or revoke the granted environmental license and carry out the respective sanctioning process against the titleholder of the environmental license due to the non-compliance of the obligations, conditions and other measures imposed by the current resolution, the Law and the regulations prior to the exhausting of the proceeding established in Article 31 of Decree 1220 of 2005.

TENTH ARTICLE: The granted environmental license does not cover the use of any natural renewable resources existing in the area, neither in the capture or the extraction of flora and fauna specimens.

ELEVENTH ARTICLE: The Environmental License granted via the current administrative act solely covers the work and activity described in the presented Environmental Impact Study and in the current resolution. Any modification to the conditions of the Environmental License or the Environmental Impact Study should exhaust the proceeding established in Article 27, Decree 1220 of 2005. Equally it will solicit and obtain the modification of the environmental license, when its intent is to use, approve or affect a renewable natural resource or when conditions exist which differs to those contemplated in the Environmental Impact Study and in the current resolution.

TWELFTH ARTICLE: Inform the mining titleholder that they should present within the first three (3) months of each year, a progress report of the management results and implementation of the environmental control measures contemplates in the Environmental Impact Study.

Annex 5B

THIRTEENTH ARTICLE: The titleholder of the environmental license should inform in writing to all personnel involved in the project, the obligations established by the Corporation as well as those defined in the Environmental Impact Study.

FORTEENTH ARTICLE: Inform the titleholder of the environmental license that CORPOBOYACA may perform the monitoring and control of the mining activity and charge the re-liquidation of the rights which may originate in accordance of Article 006 of 2005.

FIFTEENTH ARTICLE: The mining titleholder should carry out the pertinent actions regarding the measures related to social management and corporate liabilities during the execution of the mining project, understood as, restitution for damage to third parties, environmental and social compensation in the area of influence of the project. Such management is part of the annual environmental compliance reports which should be presented to the Corporation, and should include the following:

a.	Inform the municipality via the Municipal City Hall, the components of the project.

b.	Inform the community within the area of influence of the mining project, the environmental impact and control measures.

c.	In the event that manual labor jobs are generated, priority will be given to the zone.

d.	Attend to and resolve the complaints or reclamations due to affectation and environmental damage, and notify them to CORPOBOYACA.

SIXTEENTH ARTICLE: The titleholder of the environmental license should pay the sum of SIX HUNDRED AND FORTEEN THOUSAND, TWO HUNDRED AND TWENTY SEVEN COLOMBIAN PESOS ($614,227 COP), in concept of monitoring for the first year, in accordance with what is established in the second Article of Resolution 0233 of March 27, 2008, which modifies the thirteenth Article of Agreement 06 of May 6, 2006, the sum should be paid at the moment of notification of the current administrative act, to the bank account which the Corporation has for this effect.

SEVENTEENTH ARTICLE: Notify the current Resolution, either personally or via an edict to the interested party, handing in a copy of the technical concept ME-0059/09 of December 03, 2009, and public, at its expense, in the official report of this Entity, in accordance to what was established in Resolution 634 of May 26, 2006.

EIGHTEENTH ARTICLE: Remit an integral and legible copy of the current administrative act to INGEOMINAS and to the Municipal City Halls of la Uvita and Boavita, for their knowledge and competence.

NINETEENTH ARTICLE: Actions against the current administrative act may proceed to the recourse of appeal before the General and Legal Secretary of CORPOBOYACA, which may be presented in writing within five (5) working days following the personal notification and/or from the removal of the edict if that is the case, with the compliance of the requirements established in Article 51 and 52 of the Administrative Code.

NOTIFY, PUBLISH AND COMPLY

Annex 5B

THE LEGAL AND GENERAL SECRETARY OF THE AUTONOMOUS REGIONAL CORPORATION OF BOYACA “CORPORBOYACA”

CERTIFIES:

That via Resolution No. 01719 of December 14, 2009, has personally notified Mr. JULIO CESAR ARDILA CARO, identified with the citizen’s cédula no. 19.309.089 of Bogota, titleholder of the concession contract no. FFB-081 entered into with the Colombian Institute of Geology and Mining (INGEOMINAS), CORPOBOYACA grants an environmental license for the project of exploitation of a coal deposit, to be performed in the jurisdiction of the Municipalities of Boavita and la Uvita (Boyacá).

That Resolution No. 01719 of December 14, 2009, is currently enforceable and in force, in accordance with what was established in Item 2 of Article 62 of the Administrative Code, therefore, it is understood that the administrative procedure is exhausted in accordance with what was reviewed in Article 63 of the same code.

CLARA PIEDAD RODRIGUEZ CASTILLO

Legal and General Secretary

Annex 5B

AMERALEX LTDA

Duitama, December 23, 2009.

Sirs

CORPOBOYACA

Attn: CLARA PIEDAD RODRIGUEZ

General and Legal Secretary

Tunja

Ref: Assignment of Environmental License of Concession Contract FFB-081

File No. LA-0027/08

Dear Madam,

With this letter I request to change the name of the titleholder of the respective Environmental License: from Mr. JULIO CESAR ARDILA CARO, identified with the citizen’s cédula No. 19.309.089, to AMERICANA DE MINERALES DE EXPORTACION AMERALEX LTDA, with N.I.T. 900.102.399-6, taking into account the assignment of the mining title of the reference carried out before INGEOMINAS.

For purposes of the above, the following documents are attached:

•	Copy of the Assignment Resolution
•	Copy of the Mining Register

I appreciate your kind attention,

Faithfully,

JULIO CESAR ARDILA CARO	JAIME ALBERTO RIANO VILLAMIZAR
C.C. 19.309.089	Legal Representative of AMERALEX LTDA

ANNEX 6 & 7

Designation: D 388 – 05

# Standard Classification of Coals by Rank[1]

This standard is issued under the fixed designation D 388; the number immediately following the designation indicates the year of original adoption or, in the case of revision, the year of last revision. A number in parentheses indicates the year of last reapproval. A superscript epsilon (ε) indicates an editorial change since the last revision or reapproval.

## 1. Scope

1.1 This standard covers the classification of coals by rank, that is, according to their degree of metamorphism, or progressive alteration, in the natural series from lignite to anthracite.

1.2 This classification is applicable to coals that are composed mainly of vitrinite.

NOTE 1—Coals rich in inertinite or liptinite (exinite), or both, cannot be properly classified because, in those macerals, the properties that determine rank (calorific value, volatile matter, and agglomerating character) differ greatly from those of vitrinite in the same coal. Often such coals can be recognized by megascopic examination. In North America, these coals are mostly nonbanded varieties that contain only a small proportion of vitrain and consist mainly of attrital materials. The degree of metamorphism of nonbanded and other vitrinite-poor coals can be estimated by determining the classification properties of isolated or concentrated vitrinite fractions, or by determining the reflectance of the vitrinite (see Test Method D 2798 and Appendix X1 of this classification). However, in the use of these vitrinite-poor coals, some properties normally associated with rank, such as rheology, combustibility, hardness, and grindability (as well as the rank determining properties) may differ substantially from those of vitrinite-rich coals of the same degree of metamorphism.

The precision of the classification of impure coal may be impaired by the effect of large amounts of mineral matter on the determination of volatile matter and calorific value, and on their calculation to the mineral-matter-free basis.

1.3 The values stated in British thermal units per pound are to be regarded as the standard. The SI equivalents of British thermal units per pound are approximate. All other values in SI units are to be regarded as standard.

## 2. Referenced Documents

2.1 *ASTM Standards:* [2]

D 121 Terminology of Coal and Coke
D 720 Test Method for Free-Swelling Index of Coal
D 1412 Test Method for Equilibrium Moisture of Coal at 96 to 97 Percent Relative Humidity and 30°C
D 1757 Test Method for Sulfur in Ash from Coal and Coke
D 2013 Method of Preparing Coal Samples for Analysis
D 2234/D 2234M Practice for Collection of a Gross Sample of Coal
D 2798 Test Method for Microscopical Determination of the Vitrinite Reflectance of Coal [2]
D 3172 Practice for Proximate Analysis of Coal and Coke
D 3173 Test Method for Moisture in the Analysis Sample of Coal and Coke
D 3174 Test Method for Ash in the Analysis Sample of Coal and Coke from Coal
D 3175 Test Method for Volatile Matter in the Analysis Sample of Coal and Coke
D 3177 Test Methods for Total Sulfur in the Analysis Sample of Coal and Coke
D 3302 Test Method for Total Moisture in Coal
D 4239 Test Methods for Sulfur in the Analysis Sample of Coal and Coke Using High Temperature Tube Furnace Combustion Methods
D 4596 Practice for Collection of Channel Samples of Coal in the Mine
D 5016 Test Method for Sulfur in Ash from Coal, Coke, and Residues from Coal Combustion Using High-Temperature Tube Furnace Combustion Method with Infrared Absorption
D 5192 Practice for the Collection of Coal Samples from Core
D 5865 Test Method for Gross Calorific Value of Coal and Coke

## 3. Terminology

3.1 *Definitions*—For additional definitions of terms used in this classification, refer to Terminology D 121.

3.1.1 *agglomerating, adj*—as applied to coal, the property of softening when it is heated to above about 400°C in a nonoxidizing atmosphere, and then appearing as a coherent mass after cooling to room temperature.

3.1.2 *apparent rank, n*—of coal, the rank designation obtained on samples other than channel samples or core samples with 100 % recovery, but otherwise conforming to procedures of Classification D 388.

[1] This classification is under the jurisdiction of ASTM Committee D05 on Coal and Coke and is the direct responsibility of Subcommittee D05.18 on Classification of Coals.

Current edition approved Sept. 15, 2005. Published September 2005. Originally approved in 1934. Last previous edition approved in 2004 as D 388 – 99(2004)$^{\epsilon 1}$.

[2] For referenced ASTM standards, visit the ASTM website, www.astm.org, or contact ASTM Customer Service at service@astm.org. For *Annual Book of ASTM Standards* volume information, refer to the standard's Document Summary page on the ASTM website.

Copyright © ASTM International, 100 Barr Harbor Drive, PO Box C700, West Conshohocken, PA 19428-2959, United States.

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D 388 – 05

3.1.3 *coal seam, n*—the stratum, layer, or bed of coal that lies between two other rock layers whose compositions differ significantly from that of coal.

3.2 *Abbreviations:Abbreviations*—Where it is desired to abbreviate the designation of the ranks of coal, the following abbreviations shall be used:

ma—meta-anthracite
an—anthracite
sa—semianthracite
lvb—low volatile bituminous
mvb—medium volatile bituminous
hvAb—high volatile *A* bituminous
hvBb—high volatile *B* bituminous
hvCb—high volatile *C* bituminous
subA—subbituminous *A*
subB—subbituminous *B*
subC—subbituminous *C*
ligA—lignite *A*
ligB—lignite *B*

## 4. Significance and Use

4.1 This classification establishes categories of coal based on gradational properties that depend principally on the degree of metamorphism to which the coal was subjected while buried. These categories indicate ranges of physical and chemical characteristics that are useful in making broad estimates of the behavior of coal in mining, preparation, and use.

## 5. Basis of Classification

5.1 Classification is according to fixed carbon and gross calorific value (expressed in British thermal units per pound) calculated to the mineral-matter-free basis. The higher-rank coals are classified according to fixed carbon on the dry basis; the lower-rank coals are classified according to gross calorific value on the moist basis. Agglomerating character is used to differentiate between certain adjacent groups.

## 6. Classification by Rank

6.1 *Fixed Carbon and Gross Calorific Value*—Coals shall be classified by rank in accordance with Table 1. Classify coals having gross calorific values of 14 000 Btu/lb or more on the moist, mineral-matter-free basis, and coals having fixed carbon of 69 % or more on the dry, mineral-matter-free basis, according to fixed carbon on the dry, mineral-matter-free basis. Classify coals having gross calorific values less than 14 000 Btu/lb on the moist, mineral-matter-free basis according to gross calorific value on the moist, mineral-matter-free basis, provided the fixed carbon on the dry, mineral-matter-free basis is less than 69 %.

6.2 *Agglomerating Character*—Classify coals having 86 % or more fixed carbon on the dry, mineral-matter-free basis, if agglomerating, in the low volatile group of the bituminous

**TABLE 1 Classification of Coals by Rank**[A]

| Class/Group | Fixed Carbon Limits (Dry, Mineral-Matter-Free Basis), % | | Volatile Matter Limits (Dry, Mineral-Matter-Free Basis), % | | Gross Calorific Value Limits (Moist,[B] Mineral-Matter-Free Basis) | | | | Agglomerating Character |
|---|---|---|---|---|---|---|---|---|---|
| | | | | | Btu/lb | | MJ/kg[C] | | |
| | Equal or Greater Than | Less Than | Greater Than | Equal or Less Than | Equal or Greater Than | Less Than | Equal or Greater Than | Less Than | |
| Anthracitic: | | | | | | | | | |
| Meta-anthracite | 98 | ... | ... | 2 | ... | ... | ... | ... | nonagglomerating |
| Anthracite | 92 | 98 | 2 | 8 | ... | ... | ... | ... | nonagglomerating |
| Semianthracite[D] | 86 | 92 | 8 | 14 | ... | ... | ... | ... | nonagglomerating |
| Bituminous: | | | | | | | | | |
| Low volatile bituminous coal | 78 | 86 | 14 | 22 | ... | ... | ... | ... | commonly agglomerating[E] |
| Medium volatile bituminous coal | 69 | 78 | 22 | 31 | ... | ... | ... | ... | commonly agglomerating[E] |
| High volatile *A* bituminous coal | ... | 69 | 31 | ... | 14 000[F] | ... | 32.557 | ... | commonly agglomerating[E] |
| High volatile *B* bituminous coal | ... | ... | ... | ... | 13 000[F] | 14 000 | 30.232 | 32.557 | commonly agglomerating[E] |
| High volatile *C* bituminous coal | ... | ... | ... | ... | 11 500 | 13 000 | 26.743 | 30.232 | commonly agglomerating[E] |
| | | | | | 10 500 | 11 500 | 24.418 | 26.743 | agglomerating |
| Subbituminous: | | | | | | | | | |
| Subbituminous *A* coal | ... | ... | ... | ... | 10 500 | 11 500 | 24.418 | 26.743 | nonagglomerating |
| Subbituminous *B* coal | ... | ... | ... | ... | 9 500 | 10 500 | 22.09 | 24.418 | nonagglomerating |
| Subbituminous *C* coal | ... | ... | ... | ... | 8 300 | 9 500 | 19.30 | 22.09 | nonagglomerating |
| Lignitic: | | | | | | | | | |
| Lignite *A* | ... | ... | ... | ... | 6 300[G] | 8 300 | 14.65 | 19.30 | nonagglomerating |
| Lignite *B* | ... | ... | ... | ... | ... | 6 300 | ... | 14.65 | nonagglomerating |

[A] This classification does not apply to certain coals, as discussed in Section 1.
[B] Moist refers to coal containing its natural inherent moisture but not including visible water on the surface of the coal.
[C] Megajoules per kilogram. To convert British thermal units per pound to megajoules per kilogram, multiply by 0.0023255.
[D] If agglomerating, classify in low volatile group of the bituminous class.
[E] It is recognized that there may be nonagglomerating varieties in these groups of the bituminous class, and that there are notable exceptions in the high volatile *C* bituminous group.
[F] Coals having 69 % or more fixed carbon on the dry, mineral-matter-free basis shall be classified according to fixed carbon, regardless of gross calorific value.
[G] Editorially corrected.

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ANNEX 6 & 7

D 388 – 05

class. Classify coals having gross calorific values in the range from 10 500 to 11 500 Btu/lb on the moist, mineral-matter-free basis according to their agglomerating character (Table 1).

6.3 *Supplemental Information*—A correlation of the ranking property, volatile matter (100—fixed carbon), with the mean-maximum reflectance of the vitrinite group macerals in coals tested in one laboratory over a period of several years is shown in Appendix X1.

## 7. Sampling

7.1 *Samples*—Classify a coal seam, or part of a coal seam, in any locality based on the average analysis and gross calorific value (and agglomerating character where required) of not less than three and preferably five or more face channel samples or core samples taken in different and uniformly distributed localities, either within the same mine or closely adjacent mines representing a continuous and compact area not greater than approximately four square miles in regions of geological uniformity. In regions in which conditions indicate that the coal probably varies rapidly in short distances, the spacing of sampling points and grouping of analyses to provide average values shall not be such that coals of obviously different rank will be used in calculating average values.

7.1.1 Take channel samples by excluding mineral partings more than 1 cm (3⁄8 in.) and lenses or concretions (such as sulfur balls) more than 1.25 cm (1⁄2 in.) thick and 5 cm (2 in.) wide, as specified in Practice D 4596.

7.1.2 A drill core sample may be used provided it was collected as specified in Practice D 5192 and meets the following provisions: core recovery is 100 % of the seam, the major mineral partings and concretions are excluded as specified in 7.1.1, and drilling mud is removed from the core (see also 7.1.6).

7.1.3 Place all samples in metal or plastic cans with airtight lids, or heavy vapor impervious bags, properly sealed to preserve inherent moisture.

7.1.4 Analyses of samples from outcrops or from weathered or oxidized coal shall not be used for classification by rank.

7.1.5 In case the coal is likely to be classified on the *moist* basis, that is, inclusive of its natural complement of inherent moisture, take samples in a manner most likely to preserve inherent moisture for purposes of analysis. Because some of the moisture in a freshly collected sample condenses on the inside of the sample container, weigh both the container and the coal before and after air drying, and report the total loss in weight as air-drying loss.

7.1.6 If the sample is a core or if it is impossible to sample the coal without including visible surface moisture, or if there may be other reasons to question the accuracy of inherent moisture content determinable from the sample, and the coal is likely to be classified on the *moist* basis, the sampler shall include the following statement in the description: *Moisture questionable*. Samples so marked shall not be used for classification on a moist basis unless brought to a standard condition of moisture equilibrium at 30°C in a vacuum desiccator containing a saturated solution of potassium sulfate (97 % humidity) as specified in Test Method D 1412. Analyses of such samples that have been treated in this manner shall be designated as *samples equilibrated at 30°C and 97 % humidity*.

7.2 *Other Types of Samples*—A standard rank determination cannot be made unless samples have been obtained in accordance with 7.1. However, the relation to standard determinations may be usefully given for other types of samples taken under unspecified conditions, providing the same standards of analysis and computation are followed. Designate these comparative indications as *apparent rank*, which indicates the correct relative position for the sample analyzed but does not imply any standards of sampling. Whenever apparent rank is stated, give additional information as to the nature of the sample.

7.2.1 The apparent rank of the coal product from a mine shall be based on representative samples taken in accordance with the Organization and Planning of Sampling Operations section (Section 7) of Practice D 2234/D 2234M.

7.2.2 In case the coal is likely to be classed on the *moist* basis, take samples at the tipple or preparation plant and seal the sample to prevent loss of moisture.

## 8. Methods of Analysis and Testing

8.1 *Laboratory Sampling and Analysis*—Prepare coal in accordance with Method D 2013 and analyze it in accordance with Test Methods D 3173, D 3174, D 3175, D 3177 or D 4239, D 3302, and Practice D 3172. Determine its gross calorific value in accordance with Test Method D 5865. Determine the sulfur trioxide ($SO_3$) retained in the ash in accordance with Test Method D 1757 or D 5016 and express the result on a dry basis. Inherent moisture is reported as as-received moisture if the sample was collected according to 7.1.1 or as equilibrium moisture if 7.1.6 (Test Method D 1412) applies.

8.2 Adjust the ash value determined in accordance with Test Method D 3174 to be free of sulfate as follows:

$$A = A_d\left(1 - \frac{SO_3}{100}\right)\left(1 - \frac{M}{100}\right) \quad (1)$$

where:

$A$ = adjusted ash value on the inherent moist basis,
$A_d$ = ash yield, dry basis, determined in accordance with Test Method D 3174,
$SO_3$ = in the ash determined in accordance with Test Method D 1757 or D 5016, and
$M$ = inherent moisture.

Add to the value of fixed carbon that is determined in accordance with Practice D 3172 the value of the $SO_3$ determined in the ash to obtain the value FC to be used in Eq 2.

8.3 *Agglomerating Character*—The test carried out by the examination of the residue in the platinum crucible incident to the volatile matter determination shall be used.[3] Coals which, in the volatile matter determination, produce either an agglomerate button that will support a 500-g weight without pulverizing, or a button showing swelling or cell structure, shall be considered agglomerating from the standpoint of classification. In addition, a result of 1.0 or more on the Free Swelling Index

[3] Gilmore, R. E., Connell, G. P., and Nicholls, J. H. H., "Agglomerating and Agglutinating Tests for Classifying Weakly Caking Coals," *Transactions*, American Institute of Mining and Metallurgical Engineers, Coal Division, Vol 108, 1934, p. 255.

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ANNEX 6 & 7

D 388 – 05

test (Test Method D 720) may also be used to indicate the coal is agglomerating; a result of 0.5 or 0 indicates the coal is nonagglomerating.

## 9. Calculation to Mineral-Matter-Free Basis

9.1 *Calculation of Fixed Carbon and Calorific Value*—For classification of coal according to rank, calculate fixed carbon and gross calorific value to the mineral-matter-free (Mm-free) basis in accordance with the Parr formulas,[4] Eq 2-4. Background information concerning the development of the Parr formulas as well as other ranking considerations and examples of the calculations (Table 1) are provided in Appendix X2.

9.2 Calculate to Mm-free basis as follows:

9.2.1 *Parr Formulas*:

$$\text{Dry, Mm-free FC} = 100(FC - 0.15S)/(100 - (M + 1.08A + 0.55S)) \quad (2)$$

$$\text{Dry, Mm-free VM} = 100 - \text{Dry, Mm-free FC} \quad (3)$$

$$\text{Moist, Mm-free Btu} = 100(Btu - 50S)/(100 - (1.08A + 0.55S)) \quad (4)$$

where:

Btu = gross calorific value, Btu/lb,
FC = fixed carbon, %,
VM = volatile matter, %,
*M* = moisture, %,
*A* = ash, %, and
*S* = sulfur, %.

In Eq 2 and Eq 4, the quantities are all on the inherent moisture basis. Fixed carbon (FC) and ash (*A*) are both adjusted to the $SO_3$–free basis in accordance with 8.2.

## 10. Keywords

10.1 anthracite; bituminous; coal; lignite; rank

[4] Parr, S. W., "The Classification of Coal," *Bulletin No. 180*, Engineering Experiment Station, University of Illinois, 1928.

# APPENDIXES

**(Nonmandatory Information)**

## X1. CORRELATION OF VOLATILE MATTER WITH MEAN-MAXIMUM REFLECTANCE OF VITRINITE

X1.1 The reflectance of vitrinite in a sample of coal, as determined by Test Method D 2798, provides a useful guide to the rank of the coal. The correlation of the mean-maximum reflectance of all varieties of vitrinite with volatile matter, expressed on a dry and mineral-matter-free basis, is given in Fig. X1.1. Data are plotted for 807 coal samples that contained less than 8 % ash from many different coal fields in North America. All data were determined by a single laboratory, with several different analysts over a period of several years. The plot shows a range of reflectances for three important rank groups:

| Reflectance Range in Oil, Mean-Max, % | Distribution Midpoints | Rank |
|---|---|---|
| <1.15 | <1.1 | hvb |
| 1.02–1.55 | 1.10–1.45 | mvb |
| 1.35–2.0 (?) | 1.45–2.0 (?) | lvb |

50
45
40
35
30
25
20
15
10
Volatile Matter, (DMMF) Wt. %
HIGH VOLATILE
MEDIUM VOLATILE
LOW VOLATILE
SEMI-ANTRACITE
0.4
0.6
0.8
1
1.2
1.4
1.6
1.8
2
Reflectance in Oil, Mean-Max, %

**FIG. X1.1 Relation Between the Rank of U.S. Coals and Vitrinite Reflectance**

NOTE X1.1—Coals with the same vitrinite reflectance and similar maceral compositions may have different rheological and fluorescence properties and even burn and carbonize differently. These differences may be due to such diverse factors as their geologic age, environment, or mode of accumulation (time, temperature, and pressure), or a combination thereof, and even differences in the plants that contributed to their formation. Thus, the use of vitrinite reflectance for selecting coals for use may need additional qualifications to predict their utilization potential. This is particularly important in selecting coals for coke production since vitrinites with the same reflectance but different fluorescence properties are known to produce different carbon forms that have different physical (strength) and chemical (reactivity) properties.

X1.2 The midpoints given above are the midpoints of the distribution for the lower and upper boundary points on the reflectance scale for the indicated rank. Of the 807 coals, those that contain greater than 25 volume % inertinites tend to plot on the lower side of the distribution range than do the others that contain more vitrinites and liptinites.

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ANNEX 6 & 7

D 388 – 05

## X2. BACKGROUND INFORMATION ON THE PARR EQUATIONS AND OTHER RANKING CONSIDERATIONS

X2.1 *Introduction*—Coals are ranked according to Classification D 388 on a mineral matter-free basis, dry or moist, depending on the parameter that applies. The rank parameters—either volatile matter (or fixed carbon) or gross calorific values—are commonly reported by laboratories on the as-received, dry-and-ash-free basis. These reported values must be converted to the mineral-matter-free basis for ranking purposes. Thus converted, the properties of the maceral (carbonaceous) material are used as ranking criteria, and the effects of variable mineral matter contents, which are unrelated to rank, are eliminated. In essence, only the "pure coal" fraction of a given sample is being ranked. The Parr formula is used to estimate the original mineral matter in the coal by using the ash yield and total sulfur content determined on that coal as follows:

$$Mm = 1.08A + 0.55S$$

where:

$A$ = ash yield (ASTM Test Method D 3174) and
$S$ = total sulfur content (ASTM Test Methods D 3177 or D 4239).

This formula assumes that clay minerals, with an average water of hydration content of 8 %, and pyrite, which contains essentially all the sulfur, are the only mineral groups present. Furthermore, the following reactions are assumed to occur during ashing: (1) the hydroxyl groups from the clay minerals are lost to the atmosphere; (2) the sulfur converts to sulfur dioxide, which also is lost; and (3) pyrite decomposes to iron oxide and iron is retained in the ash. The Parr formula attempts to correct the measured ash and sulfur for these reactions by adjusting their mass back to that of the original minerals in the coal. By using this formula, the varying amounts of mineral matter can be factored out of the ranking of coals. For example, Samples A and B in Table X2.1 are both ranked as Lignite A because they have similar gross calorific values when calculated to a moist, mineral-matter-free basis (gross calorific value$_{m,mmf}$), in contrast to their gross calorific values which are quite different on an as-received basis. In this example, differing mineral contents are thus factored out for the purposes of ranking.

Section X2.3 provides useful equations that enable the ranking parameters to be calculated from laboratory results on the dry basis for volatile matter, ash, and sulfur.

X2.2 *Explanation of Analytical Bases for Ranking Properties:*

X2.2.1 *Dry, Mineral-Matter-Free Basis*—The basis to which chemical properties are to be calculated for samples of coal of ranks medium volatile bituminous and higher. Mineral matter (Mm, noncoal) in North American coals is best approximated by the Parr formula[4]

$$Mm = A_d + (5/8)S_d + 0.08(A_d - (10/8)S_d) \quad (X2.1)$$

where:

$A_d$ = ash content, dry basis (possibly sulfate-bearing) and

TABLE X2.1 Example Calculations of Coal Rank According to Classification D 388[A]

| | Sample A | Sample B | Sample C | Sample D | Sample E | Sample F |
|---|---|---|---|---|---|---|
| **As-Received (AR) Basis**[B] | | | | | | |
| Moisture % (inherent moisture) | 34.79 | 32.45 | 14.94 | 9.85 | 9.20 | 1.88 |
| Ash % | 5.65 | 11.93 | 7.57 | 6.00 | 7.54 | 11.86 |
| Volatile matter % | 30.32 | 28.07 | 33.89 | 32.81 | 31.69 | 25.27 |
| Fixed carbon % | 29.24 | 27.55 | 43.60 | 51.34 | 51.57 | 60.99 |
| Sulfur % | 0.71 | 1.15 | 0.66 | 3.07 | 1.14 | 0.33 |
| Gross calorific value, Btu/lb | 7676 | 7093 | 10 178 | 10 178 | 12 077 | 13 045 |
| **Dry Basis** | | | | | | |
| Ash % | 8.66 | 17.66 | 8.90 | 6.66 | 8.30 | 12.09 |
| Volatile matter % | 46.50 | 41.55 | 39.84 | 36.39 | 34.90 | 25.75 |
| Fixed carbon % | 44.84 | 40.78 | 51.26 | 56.95 | 56.80 | 62.16 |
| Sulfur % | 1.09 | 1.70 | 0.78 | 3.41 | 1.26 | 0.34 |
| Gross calorific value, Btu/lb | 11 771 | 10 500 | 11 966 | 11 290 | 13 301 | 13 295 |
| **Other Results** | | | | | | |
| Free swelling index (FSI) | 0 | 0 | 0 | 2 | 4 | 2.5 |
| $SO_3$ % of ash | 11.00 | 10.57 | 9.75 | 2.17 | 2.18 | 2.27 |
| $SO_3$ in ash, % of coal (AR basis) | 0.62 | 1.26 | 0.74 | 0.13 | 0.16 | 0.27 |
| $SO_3$-free ash (SFA)% (AR basis)[C] | 5.03 | 10.67 | 6.83 | 5.87 | 7.38 | 11.59 |
| Mineral matter, Parr % (SFA, AR basis) | 5.82 | 12.16 | 7.74 | 8.03 | 8.59 | 12.70 |
| FC (SFA, AR basis)[B] | 29.86 | 28.81 | 44.34 | 51.47 | 51.73 | 61.26 |
| **Rank Determining Values**[D] | | | | | | |
| Gross calorific value, Btu/lb (moist *mmf*) | 8113 | 8009 | 10 996 | 10 899 | 13 150 | 14 924 |
| Volatile matter % (dry *mmf*) | 49.90 | 48.30 | 42.78 | 37.89 | 37.28 | 28.34 |
| Fixed carbon % (dry *mmf*) | 50.10 | 51.70 | 57.22 | 62.11 | 62.72 | 71.66 |
| Agglomerating character | non. | non. | non. | aggl. | aggl. | aggl. |
| **Rank (Classification D 388)** | lig A | lig A | sub A | hvCb | hvBb | mvb |

[A] Footnote[6].
[B] The as-received basis is equivalent to the inherent-moisture-containing basis only for samples collected and preserved as described in Section 7. For samples not meeting those criteria, data should be adjusted from the as-received basis to the inherent-moisture-containing basis.
[C] Values corrected to sulfate-free ash basis per Classification D 388, Section 8.2. These adjusted parameters are used to calculate rank-determining values.
[D] Parameters used for ranking each sample using Classification D 388 Table 1 are shown in bold type. The other values are shown for informational and comparison purposes only.

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ANNEX 6 & 7

D 388 – 05

$S_d$ = sulfur content, dry basis.

Quoting Parr[4] (except for the subscript $_d$ and parentheses around the fractions, added for clarity):

"$(5/8)S_d$ restores the $Fe_2O_3$ as weighed in the ash to $FeS_2$, as weighed in the coal, 3 oxygens or 48 in the ash having been originally 4 sulfurs or 128 in the coal;

$(10/8)S_d$ represents the equivalent of $Fe_2O_3$ as weighed in the ash, that is, the $Fe_2O_3$ molecule, 160, is 10/8 of the sulfur present in the coal;

$(A_d - (10/8)S_d)$ is the ash as weighed minus the $Fe_2O_3$;

0.08 is a constant applied to the iron free ash to restore the water of hydration to the earthy matter less iron pyrites, thus representing the true amount of earthy constituent as weighed in the original coal."

The above reduces to: $Mm = 1.08A_d + 0.525S_d$
and simplifies to: $Mm = 1.08A_d + 0.55S_d$

where the coefficient of sulfur is arbitrarily adjusted up by the value 0.025 (to give results that do not statistically differ from those of other proposed formulas[5]).

X2.2.2 *Moist, Mineral-Matter-Free Basis*—The basis to which calorific value is calculated for determining coal rank for samples of coal of ranks high volatile *A* bituminous and lower.[5] This is the mineral-matter-free, inherent-moisture-containing basis, which is equivalent to the as-received basis for samples collected and preserved as described in 7. In Eq 4, the calorific value is corrected for the estimated heat of combustion of pyrite ($-50S$), and then calculated to the moist, mineral-matter-free basis by the factor (100 - Mm), equivalent to $(100 - (1.08A + 0.55S))$. All data are on the inherent-moisture-containing basis.

X2.3 Useful Equations—The ranking equation (Eq 3 of 9.2.1) can be simplified for cases when data are available on the dry basis: dry ash ($A_d$), volatile matter ($VM_d$), sulfur ($S_d$), and the sulfate ($SO_{3,d}$) content of the ash.[6] In such cases, Eq 3 of 9.2.1 can be expressed so as to yield the ranking parameter directly, the volatile matter on the dry, mineral-matter-free basis ($VM_{dmmf}$):

$$VM_{dmmf} = \frac{VM_d - 0.08A_d\left(1 - \frac{SO_{3,d}}{100}\right) - 0.4S_d}{1 - 0.0108A_d\left(1 - \frac{SO_{3,d}}{100}\right) - 0.0055S_d}$$

For a coal of rank—high volatile *A* bituminous or lower and for which the inherent moisture ($M_i$, or equivalent as-received moisture) and dry values for gross calorific value in Btu/lb ($Btu_d$), and the ash and sulfur contents are given, the ranking equation (Eq 4, 9.2.1)—gross calorific value on the moist, mineral-matter-free basis ($Btu_{m,mmf}$) is equivalent to:

$$Btu_{m,mmf} = \frac{100(Btu_d - 50S_d)}{100\left(\frac{100}{100 - M_i}\right) - 1.08A_d\left(1 - \frac{SO_{3,d}}{100}\right) - 0.55S_d}$$

Table X2.1 provides helpful example calculations for samples with widely different ranks to demonstrate some of the important considerations for classifying coals. These examples also demonstrate the effects of the correction factor for sulfur retained in the ash during the ashing process per 8.2 and its importance to rank determination.

Samples A and B are both ranked as Lignite A because they have similar gross calorific values when calculated to a moist, mineral-matter-free basis (gross calorific value$_{m,mmf}$), in contrast to their gross calorific values, which are quite different on an as-received basis. In this example, differing mineral contents are thus factored out for the purposes of ranking.

Samples C and D have essentially the same gross calorific value$_{m,mmf}$, but are not ranked the same because of their differing agglomerating properties. An important, but sometimes unclear consideration with higher rank coals is their agglomerating character. Since 1934, the agglomerating character of the sample has been used to distinguish subbituminous A from high volatile C bituminous coals. It was recognized that the calorific value of the two ranks overlapped. In earlier versions of the standard, "examination of the residue in the platinum crucibles incident to the volatile matter determination..." was the required procedure to determine agglomerating character. These versions go on to read "Coals which, the volatile matter determination, produce either an agglomerate button that will support a 500–g weight without pulverizing, or a button showing swelling or cell structure, shall be considered agglomerating... ." However, for over 25 years, the standard test for the Free-Swelling Index (Test Method D 720) has included the provision to test the pulverizing nature of the button under a 500–g weight. It has been the practice for many years to use the results of the Free-Swelling test to determine the agglomerating character of a coal as outlined in 8.3 of this standard.

Sample F demonstrates the need to use fixed carbon and volatile matter contents (on a dry, mineral-matter-free basis) since the fixed carbon exceeds 69 % irrespective of the gross calorific value$_{m,mmf}$. In Samples E and F, gross calorific values on a dry basis are very similar, but because Sample F contains greater than 69 % fixed carbon on a dry, *mmf* basis, these two samples are not given the same rank. Sample E is a high volatile B bituminous coal and Sample F is ranked as a medium volatile bituminous coal

[5] Fieldner, A. C., Selvig, W. A., and Gibson, F. H., "Application of Ash Corrections to Analyses of Various Coals," *Transactions*, American Institute of Mining and Metallurgical Engineers, Coal Division, Vol 101, 1932, pp. 223–246.

[6] Hoeft, A. P., Harvey, R. D., and Luppens, J. A., "Notes on the Determination of ASTM Coal Rank," *Journal of Coal Quality*, Vol 12, No. 1, 1993, pp. 8–13.

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ANNEX 6 & 7

D 388 – 05

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# AMERALEX S.A.S

# AMERICANA DE MINERALES DE EXPORTACION S.A.S

## ASAMBLEA UNIVERSAL DE ACCIONISTAS

**Acta No. 002**

| | |
|---|---|
| **LUGAR:** | OFICINAS DE AMERALEX SAS |
| **FECHA:** | Septiembre 12 de 2.011 |
| **HORA:** | 10:00 a.m. |

**ASISTENTES:** Ing. Jaime Alberto Riaño
Ing. Cesar Salgado
Ing. Julio Cesar Ardila Caro

En Duitama (Boyacá), siendo las 9 a.m., del día 12 de Septiembre de 2011, se reunió la Asamblea de Accionistas de AMERICANA DE MINERALES DE EXPORTACION SAS, en el domicilio principal de la sociedad, en sesión universal que se desarrolló de conformidad con lo dispuesto por los artículos 182 y 426 del Código de Comercio y 37 de los Estatutos Sociales.

Los miembros de la Asamblea de Accionistas aprueban por unanimidad el siguiente orden del día:

**ORDEN DEL DIA:**

1. Verificación de Quórum y Mayorías.
2. Nombramiento presidente y secretario de la reunión.
3. Propuesta de autorización al representante legal.
4. Elaboración y Aprobación del Acta.

**DESARROLLO:**

1. **Verificación de Quórum y Mayorías:** Son llamados a lista el Ing. Jaime A. Riaño, el Ing. César Salgado y el Ing. Julio Ardila quienes se encuentran presentes, estando representado el 100% del capital autorizado y suscrito de la sociedad, se da inicio a la reunión.

2. **Nombramiento presidente y secretario de la reunión:** Son nombrados como presidente de la reunión el Ing. Jaime A. Riaño y como secretario el Ing. Cesar Salgado, quienes aceptan el nombramiento y pasan a ocupar sus cargos enseguida.

DANIEL BAUTISTA ZULUAGA
NOTARIO QUINCE DE BOGOTA

**Propuesta de autorización al representante legal:** El presidente propuso a la asamblea autorizar al representante legal o a su suplente para adelantar y formalizar hasta su culminación, en nombre y representación de la sociedad, el proceso de negociación y su respectiva formalización del acuerdo de cesión de los derechos que la sociedad tiene sobre el contrato de concesión minera FFB-081 celebrado con INGEOMINAS, el día 27 de julio de 2006, acuerdo que se viene desarrollando frente a la sociedad COLOMBIA CLEAN POWER S.A.S.

Así mismo, propuso el presidente extender esta autorización a la firma de cualquier clase de documento o contrato conducente a la formalización del mencionado acuerdo, sin limitación de ninguna especie, toda vez que los socios por unanimidad están de acuerdo en la celebración del mencionado negocio.

Discutida por parte de los accionistas, la propuesta de otorgar la autorización solicitada, fue aprobada en forma unánime, es decir por el cien por ciento (100%) de las acciones suscritas y pagadas de la sociedad.

4. **Elaboración y Aprobación del Acta:** Se da un receso de treinta (30) minutos para preparar el acta, que una vez elaborada es leída por el Secretario de la reunión y aprobada por unanimidad.

En constancia se firma en Duitama a los doce (12) días del mes de septiembre de 2011. Siendo las 11 a.m.

| | |
|---|---|
| **ING. JAIME ALBERTO RIAÑO V.** | **ING. CESAR SALGADO** |
| PRESIDENTE | SECRETARIO |

NOTARIA QUINCE DEL CIRCULO DE BOGOTA
BAUTISTA ZULUAGA
Notario 15

**REPÚBLICA DE COLOMBIA**

**NOTARÍA QUINCE DE BOGOTÁ D.C.**

**DILIGENCIA DE RECONOCIMIENTO DE DOCUMENTO PRIVADO**

NOTARIA 15 QUINCE

Ante el Notario 15 de Bogotá D.C. Compareció:

**RIAÑO VILLAMIZAR JAIME ALBERTO**

quien se identificó con: **C.C. 7224539**

y declaró que reconoce la firma que aparece en el presente documento privado como suya y que el contenido del mismo es cierto.

Bogotá D.C. **20/10/2011**

0ii9okzim8mim88

2

República de Colombia
DANIEL BAUTISTA ZULUAGA
Notario 15
NOTARIA QUINCE
CIRCULO DE BOGOTA, D.C.

**REPÚBLICA DE COLOMBIA**

**NOTARÍA QUINCE DE BOGOTÁ D.C.**

**DILIGENCIA DE RECONOCIMIENTO DE DOCUMENTO PRIVADO**

NOTARIA 15 QUINCE

Ante el Notario 15 de Bogotá D.C. Compareció:

**SALGADO BEJARANO CESAR ENRIQUE**

quien se identificó con: **C.C. 3102803**

y declaró que reconoce la firma que aparece en el presente documento privado como suya y que el contenido del mismo es cierto.

Bogotá D.C. **20/10/2011**

3dcebc3ecdceado

2

República de Colombia
DANIEL BAUTISTA ZULUAGA
Notario 15
NOTARIA QUINCE
CIRCULO DE BOGOTA, D.C.

República de Colombia
DANIEL BAUTISTA ZULUAGA
Notario 15
NOTARIA QUINCE
CIRCULO DE BOGOTA, D.C.

Libertad y Orden

# REPUBLICA DE COLOMBIA
## MINISTERIO DE RELACIONES EXTERIORES
# APOSTILLE

**(Convention de La Haye du 5 Octubre 1961)**

**País:** **REPUBLICA DE COLOMBIA**
(Country: - Pays:)

**El presente documento público**
(This public document - Le présent acte public)

**Ha sido firmado por:** **BAUTISTA ZULUAGA DANIEL FRANCISCO**
(Has been signed by: - A été signé par:)

**Actuando en calidad de:** **NOTARIO**
(Acting in the capacity of: - Agissant en qualité de: )

**Lleva el sello/estampilla de:** **NOTARIAS DE BOGOTA**
(Bears the seal/stamp of: - Est revêtu du sceau de / timbre de:)

**Certificado**
(Certified - Attesté)

**En:** **BOGOTA D.C**
(At - A: )

**El:** **10/26/2011 14:29:27**
(On - Le:)

**Por:** **APOSTILLA**
(By: The Ministry of Foreign Affairs of Colombia - Par: Ministère des Affaires Étrangères de la Colombie )

**No:** **ALKZA142928105**
(Under Number: - Sous le numéro:)

Digitally Signed by:
Ministerio de Relaciones Exteriores de Colombia
AMPARO DE LA CRUZ TAMAYO
Reason: DOCUMENT AUTHENTICITY
BOGOTA - COLOMBIA

**Firma:** (Signature:)

**Nombre del Titular:** **JAIME RIAÑO // CESAR SALGADO**
(Name of the holder of document: - Nom du titulaire:)

**Tipo de documento:** **RECONOCIMIENTO DE FIRMA**
(Type of document: - Type du document:)

**002**

**Número de hojas apostilladas:** **2**
(Number of pages: - Nombre de pages:)

01304100107584432229

---

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